PRELIMINARY COPY

                                 BUFFALO CAPITAL V, LTD.
                                  7331 S. Meadow Court
                                   Boulder, CO  80303

April 30, 1999

Dear Shareholder:

         On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Buffalo Capital V, Ltd. ("Buffalo") to be held at 9:00 a.m. local time on May 24, 1999, at 4750 Table Mesa Drive, Boulder, CO 80303.

         The Special Meeting is being held for the purpose of considering and voting upon two matters: (i) a 1:2 reverse stock split of all of the Company's issued and outstanding common stock, and
(ii) the proposed merger between Buffalo and Aladdin Oil
Corporation, a Nevada corporation ("Aladdin"), pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated
November 23, 1998 (the "Agreement").

         We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

                                            Sincerely,

                                            Grant W. Peck
                                            President
                                 BUFFALO CAPITAL V, LTD.
                                  7331 S. Meadow Court
                                   Boulder, CO  80303

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS to be held May 24, 1999
TO THE SHAREHOLDERS OF BUFFALO CAPITAL V, LTD.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the
Shareholders (the "Meeting") of Buffalo Capital V, Ltd. ("Buffalo") will be held at 4750 Table Mesa Drive, Boulder, Colorado, 80303, at 9:00 a.m. local time, on May 24, 1999, for the following purpose:

         1. To consider and vote upon a proposed 1:2 reverse split of Buffalo's issued and outstanding common stock.

         2. To consider and vote upon a proposed merger of Buffalo with Aladdin Oil Corporation, a Nevada corporation, pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated November 23, 1998, between Buffalo and Aladdin Oil
Corporation ("Aladdin").

         3. To transact such other business as may properly come before the Meeting and at any and all adjournments, postponements or continuations thereof.

         You are cordially invited and urged to attend the Meeting.

         Shareholders are or may be entitled to assert dissenters' rights under Article 113 of the Colorado Business Corporation Act with respect to the proposed merger transaction, and a copy of Article 113 of the Colorado Business Corporation Act is included as Appendix A to the accompanying Information Statement.


                                    By Order of the Board of
                                    Directors
                                    Grant W. Peck
                                    Chairman of the Board
                                    Boulder, Colorado
                                    Dated: April 30, 1999
                                 BUFFALO CAPITAL V, LTD.
                                  7331 S. Meadow Court
                                   Boulder, CO  80303

                                    _________________

                                  INFORMATION STATEMENT

                             SPECIAL MEETING OF SHAREHOLDERS
                                 To be held May 24, 1999

                                   __________________


GENERAL INFORMATION

         This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of Buffalo Capital V, Ltd. ("Buffalo"), to be held at 4750 Table Mesa Drive, Boulder, Colorado 80303, at 9:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to Buffalo's shareholders on or about April 30, 1999.

         All shares of Buffalo's common stock ("Common Stock"), represented either in person or by proxy will be eligible to be voted at the Meeting.


         WE ARE NOT ASKING FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

TABLE OF CONTENTS

Description                                               Page

Summary                                                      6

Proposal I - Reverse Stock Split                            15

Proposal II - Merger Transaction                            18

Disclosure Regarding Forward-Looking
         Statement                                          24

Risk Factors                                                25

Business and Properties of Buffalo                          35

Business and Properties of Aladdin                          39

Selected Financial Information
  of Buffalo                                                43

Buffalo Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations                                     59

Selected Historical Financial Data
  of Old Aladdin                                            61

Consolidated Financial Statements of
  Old Aladdin                                               63

Consolidated Pro Forma Financial
  Statements of Old Aladdin (giving
  effect to Merger)                                         91

Aladdin Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations                                     98

Market Price of Buffalo Stock                              104

Management of New Aladdin After
  the Effective Date                                       104

Ownership of Capital Stock                                 112

Description of New Aladdin                                 115
  Common Stock

Preferred Stock                                            115

Rights of Dissenting Shareholders                          117

Other Matters                                              118

Shareholder Proposals                                      118

Appendix A - Dissenters' Rights Statute

Appendix B - Agreement and Plan of Merger
                  and Reorganization

Appendix C - Amended and Restated Articles of
                  Incorporation and
                  Bylaws of Aladdin Oil Corporation

Appendix D - Historical financial information
              of Industrial International, Inc.            119
/TABLE

SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Information Statement and the appendices hereto. This summary does not contain a complete statement of all material information relating to the Agreement and Plan of Merger and Reorganization, dated November 23, 1998 (the "Agreement"), and the transactions contemplated thereby, and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Information Statement, including the appendices. Certain capitalized terms used in this summary are defined elsewhere in this Information Statement.

Parties to the Transactions

Buffalo Capital V, Ltd.

         Buffalo Capital V, Ltd. ("Buffalo") was incorporated under the laws of the State of Colorado on September 19, 1997. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. Buffalo elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act"). The principal executive offices of Buffalo are located at 7331 South Meadow Court, Boulder Colorado
80303, and its telephone number is (303) 494-3000.

Aladdin Oil Corporation.

         Aladdin Oil Corporation ("Old Aladdin") was incorporated under the laws of the State of Nevada on January 17, 1997. It is an independent oil and gas company engaged in the acquisition and exploration of oil and gas within the United States. The principal executive offices of Old Aladdin are located at 11911 San Vicente Boulevard, Suite 385, Los Angeles, California, 90049, and its telephone number is (310) 440-4471.

New Aladdin.

         Upon the Effective Date of the merger, Old Aladdin will be merged with and into Buffalo, and Buffalo will change its name to Aladdin Oil Corporation ("New Aladdin"). New Aladdin will be a Colorado corporation, will be a reporting company under the 34 Act, and will carry on the business activities previously conducted by Old Aladdin. Old Aladdin will cease to exist. The principal executive offices of New Aladdin will be located at 11911 San Vicente Boulevard, Suite 385, Los Angeles, California, 90049, and its telephone number will be (310) 440-4471.

Description of Meeting

General.

         A Special Meeting of the shareholders of Buffalo will be held at 9:00 a.m. local time on May 24, 1999, at 4750 Table Mesa Drive, Boulder, CO 80303. The purpose of the Special Meeting will be to consider and vote upon the proposed 1:2 reverse stock split of the issued and outstanding common stock of Buffalo, and to consider and vote upon the proposed merger between Buffalo and Old Aladdin pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated November 23, 1998 (the "Agreement").

Voting.

         Only holders of record of Buffalo shares at the close of business on March 31, 1999 ("Record Date") will be entitled to receive notice of and to vote at the Meeting. On the Record Date there were 4,620,000 shares of Common Stock outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to Buffalo's shareholders at the Meeting. The presence in person or by proxy of holders of a minimum one-third of the shares will be required to constitute a quorum for the transaction of business at the Meeting.

         Once a quorum is established for purposes of conducting the Meeting, the vote required under Colorado law for approval of each of the two proposals to be considered at the Meeting will be different. Approval of the proposed reverse stock split will require the affirmative vote of only a majority of the Shares represented at the Meeting (assuming that a quorum is represented). Approval of the proposed merger of Buffalo with Old Aladdin, on the other hand, will require the affirmative vote of a majority of the total number of outstanding Shares, regardless of the number of Shares constituting a quorum at the Meeting.

         Votes cast either in person or by proxy at the Meeting will be counted by the person or persons appointed by Buffalo to act as the judge of election for the Meeting. With respect to Shares represented by proxy at the meeting, abstentions and shares for which authority to vote on any proposal is withheld, will be included in the determination of the number of Shares present and voting at the Meeting for purposes of obtaining a quorum, but will not be counted for purposes of determining whether a proposal has been approved.

Securities Ownership of Directors, Executive Officers and Affiliates

Buffalo.

         As of the record date for the Meeting, four individual shareholders of Buffalo, including the two officers and directors and two other persons who may be considered to be affiliates of Buffalo, held voting power with respect to an aggregate of 4,360,000 votes (approximately 94.37% of the outstanding votes). Each of these individuals has advised Buffalo that he intends to vote or to direct the vote of all shares of Buffalo Common Stock over which he has voting control in favor of the proposed 1:2 reverse stock split and in favor of completion of the proposed merger with Old Aladdin pursuant to the terms of the Agreement. Accordingly, Buffalo has elected not to solicit proxies for the Meeting, but nevertheless anticipates that both proposals will be affirmed by the requisite vote.

Description of the Transactions

Reverse Stock Split and Cancellation of Shares

         Pursuant to the Agreement between Buffalo and Old Aladdin dated November 23, 1998, Buffalo will have a total of 406,099 shares of common stock issued and outstanding immediately prior to completion of the merger transaction. In order to reduce Buffalo's issued and outstanding common stock from 4,620,000 shares to 406,099 shares, a two-step process is proposed. First, the Board of Directors has proposed a 1:2 reverse split of Buffalo's currently issued and outstanding common stock. Second, contingent upon approval of the proposed reverse stock split and the proposed merger transaction, certain shareholders of Buffalo, including its officers, directors and affiliates, have agreed to voluntarily surrender for cancellation a total of 1,903,901 of their remaining shares of common stock. Following completion of the specified two-step process, Buffalo will have a total of 406,099 shares issued and outstanding.

Merger.

         The proposed transaction between Buffalo and Old Aladdin will be structured as a merger of the two entities (the "Merger"). Old Aladdin will be merged with and into Buffalo pursuant to the laws of the States of Nevada and Colorado. The surviving entity will be New Aladdin. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         If completed, the Merger will result in an effective change of control of Buffalo, with current shareholders of Old Aladdin owning 3,718,320 shares of common stock, or approximately 90.15% of the shares to be issued and outstanding immediately following completion of the Merger, and with the current shareholders of Buffalo owning 406,099 shares, or approximately 9.85% of the shares to be issued and outstanding immediately following completion of the Merger.
The entity surviving following completion of the Merger is referred to herein as "New Aladdin".

         As part of the Agreement, all currently outstanding Class A and Class B Warrants of Buffalo will be cancelled, and Buffalo will issue a total of 3,718,320 shares of authorized but previously unissued common stock to the current shareholders of Old Aladdin. In addition, Buffalo will authorize the issuance of 1,677,000 shares of a new Series A Convertible Preferred Stock, 1,088,500 new Class A Warrants, 1,688,000 new Class B Warrants, and 417.6 Units, each of which consists of a 12% Convertible Debenture in the face amount of $1,000, 625 Class A Warrants and 625 Class B Warrants, and will issue such securities on a one-for-one basis to existing holders of like securities of Old Aladdin. As of the date of this Information Statement, there are 4 holders of record of Old Aladdin Common
Stock and 36 holders of record of Series A Convertible Preferred
Stock of Old Aladdin.

Series A Convertible Preferred Stock.

         Holders of Series A Preferred Stock of New Aladdin will be entitled to received cash dividends of $0.09 (12%) per annum. The shares will have a liquidation preference of $0.75 per share. Holders of Series A Preferred stock will not be entitled to cash dividends after June 30, 1999. Each holder of Series A Preferred Stock will have the right at any time to convert such shares into a number of shares of New Aladdin common stock obtained by dividing the liquidation preference per share ($0.75) by the "conversion price" per share.
The conversion price will be equal to $0.75 per share. For instance, each share of Preferred A is convertible into 1 share ($0.75 divided by $0.75) of common stock of New Aladdin or an aggregate amount of 1,677,000 shares if every share of Preferred A was converted.

Class A and Class B Warrants.

         Holders of Class A Warrants of New Aladdin will be entitled to purchase one share of New Aladdin common stock at a price of $1.50 per share until December 31, 1999. Holders of Class B Warrants will be entitled to purchase one share of New Aladdin common stock at a price of $1.00 per share until December 31, 1999. A total of 1,088,500 shares of New Aladdin common stock would be issued if every Class A Warrant was exercised, and New Aladdin would receive gross cash proceeds of $1,632,750. A total of 1,688,000 shares of New Aladdin common stock would be issued if every Class B Warrant was exercised, and New Aladdin would receive gross cash proceeds of $1,688,000. Neither the Class A nor the Class B Warrants will hold any of the rights of common stock, including voting, until such time as they are converted and the common shares are paid for.

Units.

         The Units will consist of one 12% Convertible Debenture in the face amount of $1,000, bearing interest at 12% per annum for the first year of issuance only, and convertible at any time for 1.25 shares of New Aladdin common stock for each $1.00 in face amount of such Debenture, 625 Class A Warrants, as described above, and 625 Class
B Warrants, as described above.

Amendment of Articles of Incorporation and Change of Name.

         Pursuant to the terms of the Agreement, Buffalo's Articles of Incorporation will be amended to change the name of the Corporation to Aladdin Oil Corporation and to make certain other minor modifications at the time of closing of the Merger.

Board of Directors.

         The closing of the Merger will result in a change of control of Buffalo. In conjunction with the change of control, the existing directors of Buffalo will resign and will appoint the current members of the board of directors of Old Aladdin as members of the board of directors of New Aladdin.

Background to the Transaction

         Buffalo was incorporated under the laws of the State of Colorado on September 19, 1997, as a blind pool or blank check company for the purpose of seeking to acquire one or more properties or businesses, and as of the date hereof, it remains in the developmental stage. Its only activities to date have been organizational ones, directed at developing its business plan and raising its initial capital. Buffalo has not commenced any commercial operations. Buffalo has no full-time employees and owns no real estate.

         In June of 1998, Buffalo received some preliminary information in relation to Aladdin Oil Corporation ("Old Aladdin"). In conversations that ensued, Old Aladdin communicated its desire to possibly enter into a form of business combination with Buffalo in order to become a reporting company under the 34 Act. Further information was exchanged, including Buffalo's most recent filing(s) of periodical reports.

         In late June, definitive discussions were held, and a Letter of Intent was executed between Buffalo and Old Aladdin on June 30,
1998. Following execution of the Letter of Intent, Buffalo and Old Aladdin continued further due diligence resulting in the execution of the Agreement.

         Buffalo believes that the proposed merger transaction with Old Aladdin is consistent with its business plan. It is believed that Old Aladdin has a sound business plan, a qualified management team, and an opportunity to grow into a larger oil and gas exploration and production company.

Recommendation of Buffalo Board

         The Board of Directors of Buffalo has unanimously approved and adopted the Agreement and unanimously recommends, that the holders of Buffalo's Common Stock vote for adoption of the Agreement and approval of the proposed Merger. See "Description of Transactions".

Finders Fee

         Buffalo has agreed to pay a finder's fee equal to $10,000, to Cynthia Keefover, upon the closing of the Merger. Ms. Keefover acted as a finder for Buffalo by initiating the preliminary contacts with Old Aladdin which led to execution of the Agreement.

Risk Factors to be Considered in Connection with the Transactions

         The information set forth under "Risk Factors" should be considered by Buffalo's stockholders with respect to the proposed
Transactions. Specifically, such persons should be aware of the following risks:

Investment-Specific Risks.

         There has been no prior trading for New Aladdin's capital stock and there can be no assurance as to the future trading prices of such shares;

         After the Effective Date, approximately 74% of the outstanding shares of Common Stock will be owned by members of the Robins family, which will enable the family to exercise substantial influence over Buffalo's affairs; and

         Buffalo does not expect to pay dividends on its Common Stock after the Effective Date.

Industry-Specific Risks.

         New Aladdin's operations will be substantially dependent upon natural gas and oil prices and the economic and operating risks associated with the oil and gas business;

         New Aladdin's future results of operation will depend upon its ability to develop additional reserves;

         New Aladdin's business is subject to certain local, state and federal regulations; and

         New Aladdin operates in a highly competitive industry.

Conditions to the Consummation of the Transactions

         Pursuant to the Agreement, Old Aladdin is obligated to consummate the proposed Merger subject only to the following: the accuracy of the representations and warranties given by Buffalo and performance by Buffalo of its respective obligations under the Agreement; the absence of any proceeding to prohibit the consummation of the merger transaction; and, receipt of necessary shareholder approval. The obligation of Buffalo to close the Merger is subject to a number of matters, including the accuracy of the representations and warranties of Old Aladdin and the performance by Old Aladdin of its obligations under the Agreement, the approval by Buffalo's stockholders of the proposed Merger and the absence of any proceeding to prohibit the consummation of the Agreement.

Dissenter's Rights

         Under Colorado law, dissenting shareholders of Buffalo will be entitled to dissenters' rights if the proposed Merger is consummated. Any shareholder who desires to exercise such dissenters' rights must strictly comply with the requirements of Article 113 of the Colorado Business Corporation Act, and failure to so comply may result in the loss of such dissenters' rights. A copy of Article 113 of the Colorado Business Corporation Act is attached hereto as Appendix A, and shareholders are referred to Appendix A for a full statement of its provisions.

Termination of Agreement

         The Agreement may be terminated at any time prior to the effective date of the Merger: (i) by mutual consent of the Boards of Directors of Buffalo and Old Aladdin; (ii) by either party in the event that a representation or warranty made by the other party is incorrect or in the event the other party has breached the Agreement and subsequently been unable to cure or otherwise resolve the breach; (iii) by either party in the event that a condition to consummation of the Merger has, in the good faith judgment of its Board of Directors, become impractical to be fulfilled; (iv) by either party in the event of entry of a permanent injunction or other court order preventing the consummation of the Merger; or (v) by either party in the event that the merger has not become effective by December 31, 1998, unless an extension of such date has been agreed upon in writing.

Certain Federal Income Tax Consequences

         It is the intention of the parties that the Merger qualify as a statutory merger which is a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. In a merger transaction, the continuing entity absorbs the corporate enterprise and steps into the shoes of the disappearing entity by assuming or acquiring all of its assets and liabilities.

         There are no specific restrictions or limitations on the nature of the consideration which may be used in a statutory merger transaction as long as the doctrine of continuity of interest is met. Thus, the issuance of not-voting securities such as warrants and units, will not cause the transaction to fail to qualify as a tax-free reorganization. The continuity of interest requirement is satisfied in the event that following completion of the transaction, there is continuity at the corporate level through a continuation of the business enterprise, and continuity at the ownership level through continued participation by the existing group of security holders in ownership and control of the entity.

         The parties believe that the proposed Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Based upon that belief, the individual security holders of Old Aladdin will not recognize any gain or loss upon the exchange of their securities in Old Aladdin for matching securities in New Aladdin. However, there is no assurance that, upon audit, the Internal Revenue Service will agree with the characterization of the transaction as a tax-free reorganization. In the event the Internal Revenue Service determines that the Merger did not qualify as a tax-free reorganization, the individual security holders of Old Aladdin would be required to recognize gain or loss as a result of completion of the Merger.

Regulatory Requirements

         Buffalo is not aware of any federal or state regulatory requirements which must be complied with, or any federal or state regulatory approval which must be obtained in connection with the proposed Merger, other than proxy solicitation requirements under federal and state securities laws.

Market Prices and Listings

         Old Aladdin is a private company, and there has never been a public market or any trading activity in its securities. Buffalo Common Stock is currently approved for trading on the OTC
Electronic Bulletin Board under the symbol "BUFH," although no actual trading activity has occurred. Until such time as New Aladdin qualifies for listing on an alternate exchange, the Common Stock is expected to continue to be eligible to trade on the OTC Electronic Bulletin Board following completion of the Merger. However, the fact that the Common Stock remains eligible for trading on the OTC Electronic Bulletin Board does not provide any assurance that actual trading activity may occur.

         In conjunction with completion of the Merger, Buffalo's name will be changed to Aladdin Oil Corporation, and it is anticipated that the Company's trading symbol will also be changed to be consistent with its new name.

                                       PROPOSAL I
                                   REVERSE STOCK SPLIT
Background.

         As of the date hereof, Buffalo has a total of 4,620,000 shares of common stock issued and outstanding. Under the terms of the Agreement, Buffalo is to have a total of only 406,099 shares of common stock issued and outstanding immediately prior to consummation of the Merger. Thus, in order to comply with the terms of the Agreement, prior to completion of the Merger, the number of issued and outstanding shares of common stock of Buffalo must be reduced from 4,620,000 to 406,099. Buffalo proposes to reach this figure through a two-step process, including a 1:2 reverse stock split, and the voluntary surrender of shares by the certain shareholders, as more fully discussed below.

         The number of shares of Common Stock of Buffalo to be outstanding immediately prior to completion of the Merger was based upon arms length negotiations between Buffalo and Old Aladdin. The negotiations resulted in an agreement that, in order to complete the Merger, Buffalo would issue one share of its Common Stock for each presently outstanding share of Common Stock of Old Aladdin, and one share of Series A Preferred Stock for each presently outstanding share of Series A Preferred Stock of Old Aladdin. The negotiations also resulted in an agreement that the current shareholders of Buffalo would own 7% of the issued and outstanding Common Stock of New
Aladdin on a fully diluted basis, following completion of the Merger. For purposes of the Agreement, the term "fully diluted" is defined as including all issued and outstanding common stock, as well as all Common Stock which would be issued and outstanding if all of the Series A Preferred Stock was converted to Common Stock in accordance with its terms (i.e. on a one-for-one basis), but does not include any shares to be outstanding upon exercise of any Class A or Class B Warrants.

         Based upon the foregoing, the Agreement provides that Buffalo will issue 3,718,320 shares of its common stock and 1,677,000 shares of its Series A Preferred Stock to the shareholders of Old Aladdin in order to complete the Merger. In other words, on a fully diluted basis, Buffalo will issue a total of 5,395,320 shares of its Common Stock in order to complete the Merger, and those shares are to represent 93% of the issued and outstanding common stock of New Aladdin following completion of the Merger. The current shareholders of Buffalo will own the remaining 7% of the issued and outstanding common stock of New Aladdin, or a total of 406,099 shares.

Description of Proposal.

         The plan proposed by Buffalo's Board of Directors for purposes of reducing the number of issued and outstanding shares of common stock includes completion of 1:2 reverse stock split of the presently issued and outstanding Common Stock, and the voluntary surrender of shares for cancellation by Buffalo's officers, directors, affiliates and others.

         In the event that the 1:2 reverse stock split is approved, the number of issued and outstanding shares of Common Stock will be reduced from 4,620,000 to 2,310,000. In order to further reduce the issued and outstanding common stock from 2,310,000 shares to the agreed upon number of 406,099 shares, the Board of Directors has requested various shareholders, including Buffalo's officers, directors and their affiliates, to voluntarily surrender a total of 1,903,901 additional shares for cancellation.

         The decision made by Buffalo's Board of Directors to effect the reduction in issued and outstanding shares partially through a reverse stock split and partially through a voluntary cancellation of shares by certain shareholders, was arbitrary and was not made as a result of arm's length negotiation. In order to complete the required reduction in the number of issued and outstanding shares solely through means of a reverse stock split applicable to all shareholders on a pro-rata basis, it would have been necessary to propose a reverse stock split of approximately 1:11.38. Thus, although the decision to accomplish the share reduction partially through a reverse stock split, and partially through a voluntary cancellation of shares, was arbitrary, the Board believes the decision is beneficial to shareholders other than Buffalo's officers, directors and affiliates.

         See "Ownership of Capital Stock" for additional information regarding the ownership of shares by Buffalo's officers, directors and affiliates, including the number of shares of Common Stock currently beneficially owned by each such person (as adjusted to reflect completion of the proposed 1:2 reverse stock split), the number of shares of common stock which each such person has voluntarily agreed to surrender following completion of the 1:2 reverse stock split, and the number of shares of common stock of New Aladdin which each such person will own following completion of the proposed Merger.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE "FOR" PROPOSAL I TO APPROVE A
1:2 REVERSE SPLIT OF BUFFALO'S ISSUED AND
OUTSTANDING COMMON STOCK.

                                       PROPOSAL II

                                   MERGER TRANSACTION
                          DESCRIPTION OF THE MERGER TRANSACTION

Background

         Buffalo was incorporated under the laws of the State of Colorado on September 19, 1997. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses, and as of the date hereof remains in the developmental and promotional stages. To date
Buffalo's only activities have been organizational ones, directed at developing its business plan and raising its initial capital. Buffalo has no full-time employees, owns no real estate, and has not commenced any commercial operations.

         In June of 1998, Buffalo received some preliminary information in relation to Old Aladdin. In conversations that ensued, Old Aladdin communicated its desire to possibly enter into a form of business combination with Buffalo. Further information was exchanged, including Buffalo's most recent periodical report filing(s).

         On June 30, 1998, a Letter of Intent relating to a business combination transaction was executed between Buffalo and Old
Aladdin. Following execution of the Letter of Intent, Buffalo and Old Aladdin continued further due diligence which ultimately resulted in the execution of the Agreement on November 23, 1998.

         The following is a summary of the Agreement and the transactions contemplated thereby. A copy of the Agreement is attached to this Information Statement as Appendix B and is incorporated herein by reference.

Buffalo - Aladdin Merger.

         Pursuant to the Agreement, the transaction will be structured as a merger of the two entities. Old Aladdin will be merged with and into Buffalo pursuant to the laws of the States of Nevada and Colorado, and Buffalo will change its name to Aladdin Oil
Corporation ("New Aladdin"). For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         If completed, the Merger will result in an effective change of control, with current shareholders of Buffalo retaining ownership of 406,099 shares of Common Stock, representing approximately 7% of the issued and outstanding Common Stock of New Aladdin on a fully diluted basis, and with the current shareholders of Old Aladdin owning 3,718,320 shares of Common Stock, representing approximately 93% of the issued and outstanding Common Stock of New Aladdin on a fully diluted basis.

         In addition to issuing Common Stock, as part of the Agreement Buffalo will cancel its existing outstanding Class A and Class B Warrants and will create and issue Series A Convertible Preferred Stock, stock purchase warrants, and units consisting of convertible debentures and stock purchase warrants, to existing holders of like securities of Old Aladdin on a one-for-one basis. Therefore, in addition to the 3,718,320 shares of Common Stock to be issued, Buffalo will issue 1,677,000 shares of Series A Convertible Preferred Stock, 1,088,500 Class A, $1.50 Stock Purchase Warrants, 1,688,000 Class B, $1.00 Stock Purchase Warrants, and 417.6 Units, each of which consists of a 12% convertible debenture in the face amount of $1,000, 625 Class A Warrants and 625 Class B Warrants.

         None of the securities to be issued by Buffalo in conjunction with completion of the Merger will be registered under the Securities
Act of 1933. All such securities will be issued in reliance upon exemptions from registration under the Securities Act of 1933 provided by Section 4(2) of the Act and Regulation D promulgated thereunder. As a result, all such securities will constitute "restricted securities" as that term is defined in Rule 144 under the Act, and will be subject to the restrictions on resale imposed by Rule 144.

Series A Convertible Preferred Stock.

         Holders of Series A Preferred Stock of New Aladdin will be entitled to received cash dividends of $0.09 (12%) per annum. The shares will have liquidation preference of $0.75 per share. Holders of Series A Preferred stock will not be entitled to cash dividends after June 30, 1999. In conjunction with completion of the Merger, Buffalo will issue 1,677,000 shares of Series A Preferred Stock on a one-for-one exchange basis with current holders of Series A Preferred Stock of Old Aladdin. Each holder of Series A Preferred Stock will have the right at any time to convert such shares into shares of New Aladdin Common Stock on a one-for-one basis. Thus, if fully converted, the Series A Preferred Stock is convertible into 1,677,000 shares of Common Stock.

New Class A Warrants.

         The Class A Warrants of New Aladdin will give the holders thereof the right to purchase one share of New Aladdin Common
Stock at a price of $1.50 per share at any time on or before December 31, 1999. Class A Warrants will not give the holders thereof any rights as shareholders of New Aladdin until such time as they are exercised. In conjunction with completion of the Merger, Buffalo will issue 1,088,500 Class A stock purchase warrants on a one-for-one exchange basis with current holders of Class A Warrants of Old Aladdin. Thus, a total of 1,088,500 shares of New Aladdin Common Stock would be issued if every Class A Warrant is exercised resulting in gross proceeds of $1,632,750 to New Aladdin.

New Class B Warrants.

         The Class B Warrants of New Aladdin will give the holders thereof the right to purchase one share of New Aladdin Common
Stock at a price of $1.00 per share at any time on or before December 31, 1999. Class B Warrants will not give the holders thereof any rights as shareholders of New Aladdin until such time as they are exercised. In conjunction with completion of the Merger, Buffalo will issue 1,688,000 Class B stock purchase warrants on a one-for-one exchange basis with current holders of Class B Warrants of Old Aladdin. Thus, a total of 1,688,000 shares of New Aladdin Common Stock would be issued if every Class B Warrant is exercised resulting in gross proceeds of $1,688,000 to New Aladdin.

Units.

         The Units will consist of one 12% Convertible Debenture of New Aladdin in the principal amount of $1,000, bearing interest at the rate of 12% per annum for one year from the original issuance date of each Unit, 625 Class A Warrants for purchase of one share of New Aladdin Common Stock at a price of $1.50 per share at any time on or before December 31, 1999, and 625 Class B Warrants for purchase of one share of New Aladdin at a price of $1.00 per share at any time on or before December 31, 1999. Interest on the Convertible Debentures is payable monthly, and such Debentures are convertible at any time on the basis of 1.25 shares of common stock for each $1.00 in face amount. In conjunction with completion of the Merger, Buffalo will issue 417.6 Units, on a one-for-one exchange basis with current holders of Old Aladdin Units. A total of 522,000 shares of New Aladdin Common Stock would be issued upon conversion of all outstanding debentures, and a total of 522,000 shares of New Aladdin Common Stock would be issued if every Class A and Class B warrant issued as a part of the Units is exercised, resulting in gross proceeds of $652,500 to New Aladdin.

Change of Name.

         As part of the Agreement, Buffalo will change its name to Aladdin Oil Corporation at the time of closing.

Board of Directors.

         A change in control of Buffalo will occur as a result of completion of the Merger. In conjunction with such change in control, the existing directors of Buffalo have agreed to resign and to appoint the current members of the board of directors of Old Aladdin as their successors.

Sale and Cancellation of Existing Class A and Class B Warrants.

         As part of the Agreement, Old Aladdin will purchase all of the issued and outstanding Class A and Class B Warrants of Buffalo from the current holders thereof for a purchase price of $125,000 prior to consummation of the Merger. In conjunction with consummation of the Merger, Buffalo will cause such existing warrants to be cancelled.

Articles of Incorporation and Bylaws.

         The articles of incorporation and the bylaws of Buffalo, amended in the manner specified herein, shall be the articles of incorporation and the bylaws of New Aladdin following the date of closing of the Merger. A vote in favor of the Merger will be considered your assent to the amendment of the Buffalo Articles of Incorporation and Bylaws, as set forth in Appendix C. The substantive changes to these documents are as follows: First, the name has been changed to Aladdin Oil Corporation. Second, they have been modified to clarify that cumulative voting is not allowed on any matter. Third, the number of shareholders required to constitute a quorum has been increased from one-third to the holders of at least a majority of the shares entitled to vote. The effect of this change is that holders of at least 50.1% of the shares entitled to vote on a particular matter must be present, in person or by proxy, in order to act on that matter. Fourth, the number of directors has been changed to be no less than two and no more than seven.

Representations and Warranties.

         Under the terms of the Agreement, Old Aladdin makes a number of representations and warranties to and for the benefit of New Aladdin. Such representations and warranties are consistent with those normally given in transactions involving oil and gas assets and include representations to the effect that Old Aladdin has clear title to all of its assets, that there are no undisclosed liabilities and no undisclosed litigation or claims that adversely affect such assets, that Old Aladdin has materially complied with the leases, contracts and governmental regulations affecting its assets, and that Old Aladdin has the power and authority to enter into the Agreement.

Conditions to Old Aladdin's Obligation to Close.

         Pursuant to the Agreement, Old Aladdin is obligated to close and to consummate the transactions described therein, subject only to the following: the accuracy of the representations and warranties given by Buffalo and performance by Buffalo of its obligations under the Agreement, the absence of any proceeding to prohibit the consummation of such transactions, and necessary shareholder approval by the shareholders of Old Aladdin and by the shareholders of Buffalo.

Conditions to Buffalo's Obligations to Close.

         Pursuant to the Agreement, Buffalo is obligated to close and to consummate the transactions described therein, subject only to the following: the accuracy of the representations and warranties of Old Aladdin and performance by Old Aladdin of its obligations under the Agreement, the absence of any proceeding to prohibit the consummation of such transactions, and necessary shareholder approval by the shareholders of Buffalo and the shareholders of Old Aladdin.

Termination.

         The Agreement may be terminated at any time prior to its Effective Date (i) by mutual agreement of the parties, (ii) by either party in the event of any material misrepresentation or breach by the other party, unless such misrepresentation or breach is cured or resolved prior to the closing date to the reasonable satisfaction of the non-breaching party, (iii) by either party if any condition to consummation of the Merger becomes impractical to be fulfilled, (iv) by either party in the event of entry of a permanent injunction or other court order preventing consummation of the Merger, or (v) by either party if the Merger has not become effective on or before December 31, 1998.

Government and Regulatory Approvals.

         Buffalo is not aware of any federal or state regulatory requirements which must be complied with or any federal or state regulatory approval which must be obtained in connection with consummation of the Agreement, other than proxy solicitation requirements under federal and state securities laws.

Buffalo's Reasons for the Transaction.

         Buffalo's Board of Directors believes that the terms of the Agreement are fair to the stockholders of Buffalo and that consummation of the Merger with Old Aladdin is consistent with Buffalo's business plan and is in the best interest of the shareholders of Buffalo. Consummation of the Agreement will result in an immediate increase in the assets and revenues of Buffalo. In addition, Buffalo's Board of Directors believes that Old Aladdin has a sound business plan, qualified management, and a reasonable opportunity to grow into a larger oil and gas exploration and production company.
The Board of Directors believes that there will be no adverse tax consequences to shareholders of Buffalo as a result of this Merger. Buffalo's Common Stock will continue to be listed on the over-the-counter Bulletin Board following completion of the Merger, although its trading symbol will be changed to reflect its new name. For the reasons described herein, subject to the requisite vote of Buffalo's stockholders which is solicited hereby, approving consummation of the Merger through the issuance of shares, and other items included in this Information Statement, the members of the Board of Directors have unanimously approved the Agreement and consummation of the Merger described therein.

THE BOARD OF BUFFALO RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR APPROVAL OF THE
CONSUMMATION OF THE PROPOSED MERGER AND
RELATED TRANSACTIONS DESCRIBED IN THE AGREEMENT
AND PLAN OF MERGER AND REORGANIZATION BY AND
BETWEEN BUFFALO AND ALADDIN OIL CORPORATION
DATED NOVEMBER 23, 1998.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENT

         This Information Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "securities Act') and Section 21 E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
All statements other than statements of historical fact included in this Information Statement regarding reserve estimates, planned capital expenditures, future oil and gas production and prices, future drilling activity, financial position of Buffalo, Old Aladdin or New Aladdin, business strategy and other plans and objectives for future operations, are forward-looking statements. Although Buffalo, Old Aladdin and New Aladdin believe that the expectations reflected in such forward-looking statements are reasonable, Buffalo can give no assurance that such expectations will prove to be correct. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the participating entities. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another.
In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revisions of such estimate and such revisions, if significant, would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. Additional important factors that could cause actual results to differ materially from the expectations described herein include changes in oil and gas prices, changes in regulatory or environmental policies, production difficulties, transportation difficulties and future drilling results. All subsequent written and oral forward-looking statements attributable to Buffalo, Old Aladdin or New Aladdin, or persons acting on their behalf are expressly qualified in their entirety by such factors.

RISK FACTORS

         In determining whether to vote in favor of the proposals described in this Information Statement, Buffalo's shareholders should consider all of the risks associated with the transactions and with the planned business operations of New Aladdin following consummation of the Merger. Unforeseen conditions and unexpected events may arise, and the following list may not be all-inclusive. Buffalo's shareholders should consider all of the risks associated with the proposed transactions and with the planned business operations following consummation of the proposed Merger, including the following risk factors:

Market Conditions and Prices

         New Aladdin's success will depend heavily upon its ability to market its oil and gas production at favorable prices, of which there can be no assurance. In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts.
Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.

Change in Control; Concentration of Ownership in the Robins Family; Ability to Influence Election of Directors and Other Matters
Submitted to Stockholders

         In the event of consummation of the Merger, there will be a change in control of Buffalo. The current shareholders of Buffalo will own only approximately 7% of the issued and outstanding
Common Stock of New Aladdin on a fully diluted basis following completion of the Merger, and the current officers and directors of Buffalo will resign and be replaced by the persons who are the current officers and directors of Old Aladdin. Following consummation of the Merger, Ms. Meghan Robins and her affiliates and family members collectively will own an aggregate of 3,049,101 shares of Common Stock, representing approximately 74% of the issued and outstanding shares (not including options or warrants) of New
Aladdin. Accordingly, such persons will be able to exercise substantial influence over the business and affairs of New Aladdin, including the election of directors and other matters submitted to a vote of stockholders, and will essentially control New Aladdin. There are no voting or similar agreements among such persons. See "Ownership of Capital Stock."

Historical Operating Losses and Variability of Operating Results

         Buffalo has had no revenues to date. Although Old Aladdin has had limited revenues to date, it has incurred net losses since its inception. As a result, there can be no assurance that New Aladdin will have significant revenues or that it will be profitable in the future following completion of the Merger. In addition, the future operating results of New Aladdin may fluctuate significantly depending upon a number of factors, including industry conditions, prices of oil and gas, rates of production, timing of capital expenditures and drilling success. This variability could have a material adverse effect on the business, financial condition and results of operations of New
Aladdin. See "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and
Results of Operations."

Uncertainty of Estimates of Oil and Gas Reserves

         The proven oil and gas reserves of Old Aladdin, and the estimated future net revenues therefrom to be received by New
Aladdin, rely upon various assumptions, including assumptions as to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in the reports obtained from reserve engineers. Any significant variance in these assumptions could materially affect the estimated quantities and present value of the estimated reserves. In addition, the proven reserves of New Aladdin may be subject to downward or upward revision based upon production history, results of future exploitation and development, prevailing oil and gas prices and other factors, many of which will be beyond the control of New Aladdin. Actual production, revenues, taxes, development expenditures and operating expenses with respect to the such reserves will likely vary from the estimates used, and such variances may be material.

Replacement of Reserves

         In general, the volume of production from oil and gas properties declines as reserves are depleted. Except to the extent New Aladdin acquires properties containing additional proven reserves or conducts successful development and exploitation activities, or both, the proven reserves and the volume of production from proven reserves of New Aladdin will decline as a result of production from its existing properties. The future oil and gas production of New Aladdin will, therefore, be highly dependent upon its level of success in finding or acquiring additional reserves. The business of acquiring, enhancing or developing reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the ability of New Aladdin to make the necessary capital investment to maintain or expand its asset base of oil and gas reserves would be impaired. In addition, there can be no assurance that the future acquisition and development activities of New Aladdin will result in additional proven reserves or that New Aladdin will be able to drill productive wells at acceptable costs.

Reserve Concentration Risk

         At the time of completion of the Merger, substantially all of the reserves of Old Aladdin will be located in Ohio and California. Any interruption in the production from these reserves following completion of the Merger could materially adversely affect the operations of New Aladdin.

Industry Risks

         Oil and gas drilling and production activities are subject to numerous risks, many of which will be beyond the control of New
Aladdin. These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled, and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit the ability of New Aladdin to develop, produce and market its reserves. There can be no assurance that new wells drilled by New Aladdin will be productive or that New Aladdin will recover all or any portion of its investment. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. In addition, the properties of New Aladdin may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

         Industry operating risks include the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to New Aladdin due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with customary industry practice, it is anticipated that New Aladdin will maintain insurance against some, but not all, of the risks described above. There can be no assurance that any insurance will be adequate to cover losses or liabilities. It is not possible for New Aladdin to predict the continued availability of insurance at premium levels that justify its purchase.

Acquisition Risks

         The growth of New Aladdin following consummation of the proposed Merger is expected to be attributable largely to acquisitions of producing oil and gas properties containing proven reserves. In conjunction with acquisition of such properties, New Aladdin will make an effort to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. However, such assessments are necessarily inexact and their accuracy inherently uncertain, in part because many of the factors being assessed are not subject to control. In connection with making such an assessment, it is anticipated that New Aladdin will perform a review of the subject properties that it believes to be generally consistent with industry practices. Such a review, however, will not reveal all existing or potential problems, nor will it permit New Aladdin to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. In most cases, it is anticipated that New Aladdin will not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and that it will generally acquire interests in the properties on an "as is" basis with limited remedies for breaches of representations and warranties. In those circumstances in which New Aladdin is able to negotiate contractual indemnification rights for pre-closing liabilities, there can be no assurance that the seller will be able to fulfill its contractual obligations. In addition, competition for producing oil and gas properties is intense and many of New Aladdin's competitors will have financial and other resources which are substantially greater than those available to New Aladdin. Therefore, no assurance can be given that New Aladdin will be able to acquire producing oil and gas properties which contain economically recoverable reserves or that it will make such acquisitions at acceptable prices.

Substantial Capital Requirements

         It is currently anticipated that New Aladdin will continue to make substantial capital expenditures in its exploration and development projects. Initially, New Aladdin intends to finance these capital expenditures with the cash flow from operations and its existing financing arrangements. However, it is anticipated that additional financing may be required in the future to fund the developmental and exploration activities of New Aladdin. No assurance can be given as to the availability or terms of any such additional financing that may be required or that financing will continue to be available under any existing or new financing arrangements. If additional capital resources are not available to New Aladdin, its developmental and other activities may be curtailed and its business, financial condition and results of operations could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition and Capital Resources."

Marketability of Production

         The marketability of the natural gas production of New Aladdin will depend in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Most of the natural gas produced by New Aladdin is expected to be delivered through natural gas gathering systems and natural gas pipelines that will not be owned by New Aladdin.
Federal, state and local regulation of oil and gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect the ability of New Aladdin to produce and market its oil and gas. Any dramatic change in market factors could have a material adverse effect on the financial condition and results of operations of New Aladdin. See "Business and Properties" and "Governmental Regulation."

Dependence on Key Personnel

         The business of New Aladdin will depend on the continued services of its president and chief executive officer, Meghan Robins. Effective as of January 5, 1998, Old Aladdin entered into an employment agreement with Ms. Robins for a period of 5 years which will be assumed by New Aladdin following completion of the Merger. The loss of the services of Ms. Robins would be particularly detrimental to New Aladdin because of her background and experience in the oil and gas industry.

Competition

         The oil and gas industry is highly competitive in all its phases, and Old Aladdin has encountered significant competition in the past.
New Aladdin is expected to encounter significant competition in the future, and such competition is expected to be particularly intense with respect to the acquisition of desirable producing properties, acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel. The competitors of Old Aladdin in oil and gas acquisition, development, and production have included the major oil companies as well as numerous independent oil and gas companies, individual proprietors, and drilling programs. New Aladdin is expected to face the same competitors and many of these competitors will possess and employ financial and personnel resources substantially in excess of those which are available to New Aladdin. Therefore, they may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than the financial or personnel resources of New Aladdin will permit. The ability of New Aladdin to generate reserves in the future will be dependent upon its ability to select and acquire suitable producing properties and prospects in competition with these companies.
Governmental Regulation

         Domestic exploration for, and production and sale of, oil and gas are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations affecting the oil and gas industry which often are difficult and costly to comply with and which carry substantial penalties for noncompliance. State statutes and regulations require permits for drilling operations, drilling bonds, and reports concerning operations. Most states in which New Aladdin will operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties and the establishment of maximum rates of production from wells. Many state statutes and regulations may limit the rate at which oil and gas could otherwise be produced from acquired properties. Some states have also enacted statutes prescribing ceiling prices for natural gas sold within their states. The operations of New Aladdin will also be subject to numerous laws and regulations governing plugging and abandonment, the discharge of materials into the environment or otherwise relating to environmental protection. The heavy regulatory burden on the oil and gas industry increases its costs of doing business and consequently affects its profitability. Although Old Aladdin believes it is currently in compliance with such laws, rules and regulations, there can be no assurance that a change in such laws, rules or regulations, or the interpretation thereof, will not have a material adverse effect on the financial condition or results of operations of New Aladdin following completion of the Merger.

Lack of Active Trading Market

         Buffalo has voluntarily registered under the 34 Act, and its Common Stock is approved for trading in the over-the-counter market on the NASD Bulletin Board. However, no actual trading activity has occurred with respect to such shares. Following completion of the Merger, the shares of Common Stock of New Aladdin will continue to be approved for trading in the over the counter market on the NASD Bulletin Board. There can be no assurance that a trading market will develop for such shares, that holders of such shares will ever enjoy the benefit of liquidity created as a result of an active trading market, or that the trading price for such shares in the public market will accurately reflect the value of such shares as calculated through traditional means involving book value, earnings per share, and the like.

Regulation of Penny Stocks

         It is anticipated that immediately following completion of the Merger, and for an indefinite period of time thereafter, any trading market which may develop for the common stock of New Aladdin will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell low-priced securities (commonly referred to as "penny stocks") to persons other than established customers or accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of the shareholders of New Aladdin to sell their securities in any market that might develop therefor.

         Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Although the management of New Aladdin will use its best efforts, within the confines of practical limitations to prevent the described patterns from being established with respect to its securities, there can be no assurance that some or all of such abuses will not occur in any trading market which may develop with respect to the securities of New Aladdin.

Shares Eligible for Future Sale

         Immediately following completion of the Merger, New Aladdin will have 4,124,419 shares of its Common Stock issued and outstanding. The 3,718,320 shares to be issued pursuant to the terms of the Agreement will all constitute restricted securities as that term is defined in Rule 144 adopted under the Securities Act of 1933, and will not be eligible for resale without registration under the Securities Act and applicable state securities laws or an exemption therefrom. A substantial majority of the 406,099 shares of Common Stock to be owned by the current shareholders of Buffalo following completion of the Merger will also constitute restricted securities. Although most of such shares may be available for immediate resale under Rule 144 because the holders of such shares will have satisfied applicable holding period requirements under Rule 144, a total of approximately 320,000 of such shares, which will be owned by persons who are currently principal shareholders of Buffalo, are expected to be subject to standstill agreements for a period of up to 12 months. The standstill restrictions are being imposed because resale of significant quantities of such shares could have an adverse effect on the market price of the Common Stock of New Aladdin.

         In general, under Rule 144 as currently in effect, a person (or persons) whose shares are aggregated, who has beneficially owned shares for at least one year (including in certain cases, the holding period of any prior owner except an affiliate), is entitled to sell in "broker's transactions" or to market makers, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) generally, the average weekly trading volume in the Common Stock during the four calendar weeks preceding the sale and certain other limitations and restrictions. Under Rule 144(k), a person who is not deemed to have been an affiliate of the company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares without having to comply with the manner of sale, volume limitation or notice filing provisions described above.

         Certain of the holders of Series A Preferred Stock and the Class A and Class B Warrants of New Aladdin to be issued in conjunction with consummation of the Merger, will have demand registration rights with respect to the shares of Common Stock issuable upon the exercise of their warrants or conversion of their Series A Preferred Stock. Holders of demand registration rights may, under certain circumstances and subject to customary limitations, require New Aladdin to use its best efforts to register the resale of the shares of Common Stock held by such holder when New Aladdin otherwise files a registration statement with the SEC registering shares of its Common Stock.

Preferred Stock

         In accordance with the provisions of the articles of incorporation of New Aladdin, the Board of Directors will be authorized, without shareholder action, to issue Preferred Stock in one or more series and to designate the dividend rate, voting rights and other rights, preferences and restrictions of each such series. It will not be possible to state the actual effects, if any, of the potential issuance of additional Preferred Stock upon the rights of holders of Common Stock of New Aladdin, unless and until the Board of Directors of New Aladdin determines to issue additional preferred stock and establishes the specific rights, preferences and restrictions of the class of Preferred Stock to be issued. Such effects might include restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock, and delaying or preventing a change in control of New Aladdin without further action by the shareholders. See "Description of Securities - Preferred Stock."

Investment Risks as to Minority or Royalty Interest Purchases

         New Aladdin may in the future acquire interests in oil and gas properties which consist of less than a controlling working interest, or which consist of an overriding (or other form of) royalty interests. In such cases, it is likely that these properties would not be operated by New Aladdin. It is anticipated that New Aladdin will seek to limit such acquisitions to properties operated by competent entities with which New Aladdin has discussed the operator's plans for the properties, but New Aladdin will not have complete control over decisions affecting such properties.

Environmental Liability

         Oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transport, storage, and disposal. Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved. See "Business and Properties - Environmental Matters."

No Dividends on Common Stock

         The Board of Directors of Old Aladdin has indicated that following its appointment as the Board of Directors of New Aladdin, it intends to retain all of the earnings of New Aladdin for the expansion of its business, except as required by the terms of the issued and outstanding Preferred Stock. New Aladdin therefore does not anticipate the distribution of cash dividends on its Common Stock in the foreseeable future. Any future decision of the Board of Directors of New Aladdin to pay cash dividends will depend, among other factors, upon its earnings, financial position, and cash requirements at the time such decision is made. See "Price Range of Common Stock and Dividend Policy."

Cumulative Voting, Preemptive Rights, and Control

         The persons who are holders of the Common Stock of New
Aladdin following completion of the Merger will have no preemptive rights in connection with such shares. As a result, the shareholders of New Aladdin may be further diluted in their percentage ownership of New Aladdin if additional shares of Common Stock are issued by New Aladdin in the future. Cumulative voting in the election of directors for New Aladdin will also be prohibited. Immediately after the Effective Date, Ms. Meghan Robins and her affiliates and family members will collectively own an aggregate of 3,049,101 shares of Common Stock, representing approximately 74% of the outstanding shares. Accordingly, such persons will be able to exercise control over the business and affairs of the Company, including the election of directors and other matters submitted to a vote of stockholders. See "Ownership of Capital Stock."


                           BUSINESS AND PROPERTIES OF BUFFALO

General

         Buffalo was incorporated under the laws of the State of Colorado on September 19, 1997, and remains in the developmental stage. Its only activities to date have been organizational ones, and activities related to completing the proposed Merger with Old
Aladdin.

         Buffalo was formed as a "blind pool" or "blank check" company, with a business plan of seeking to acquire one or more properties or businesses, and it voluntarily elected to file a registration statement on Form 10-SB under the 34 Act in order to become a reporting company. The registration statement became effective on or about May 4, 1998, and since that date, Buffalo has filed all required periodical reports and remained current in its reporting obligations.

         In accordance with Buffalo's business plan, its acquisition of a business opportunity could be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Buffalo's business plan also provided that its discretion in selection of business opportunities would be unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. However, its search for a business acquisition was intended to be directed toward small and medium-sized enterprises having a desire to become a public corporation and which may be able to satisfy, or anticipate, within a reasonable period of time following completion of a merger or acquisition with Buffalo, being able to satisfy the minimum asset requirements in order to qualify shares for trading on the National Market System, or on an exchange such as the American Stock
Exchange. It was also intended that Buffalo would concentrate its acquisition efforts on properties or businesses that it believed to be undervalued or that it believed could realize a substantial benefit from being publicly owned with a public trading market for their securities.

         The types of factors to be considered by Buffalo in selecting a business opportunity included the following:

         (1) Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

         (2) Buffalo's perception of how any particular business opportunity would be received by the investment community and by Buffalo's stockholders;

         (3) Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable its securities to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the restrictions imposed on broker-dealers by the Securities and Exchange Commission in conjunction with dealings in penny stocks. (See "Risk Factors - Buffalo - Regulation of Penny Stocks").

         (4) Capital requirements and anticipated availability of re-quired funds, to be provided from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

         (5) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

         (6) Strength and diversity of existing management, or man-agement prospects that are scheduled for recruitment; and,

         (7) The accessibility of required management expertise, per-sonnel, raw materials, services, professional assistance, and other required items.

Form and Terms of Acquisition

         Buffalo had a substantial amount of discretion in negotiating both the form and the terms of its proposed Merger with Old Aladdin.
The possibility of structuring the Merger as an asset purchase or as a share exchange, in which Aladdin would have become a wholly owned subsidiary of Buffalo, were both considered. However, based primarily upon the desire of Old Aladdin to structure the Merger as a tax-free reorganization, and the desire of Old Aladdin to include various types of securities, including preferred stock, warrants and debentures, as part of the consideration, the parties agreed to structure the proposed transaction as a statutory merger. The number of shares to be retained by the current shareholders of Buffalo and the cash consideration to be paid by Old Aladdin for purchase of the outstanding warrants of Buffalo, were determined by arms length negotiations with Old Aladdin.

         In conjunction with completion of the proposed Merger, it was determined that it would be in the best interest of the Buffalo shareholders for Buffalo's officers and directors to resign and to nominate the current Board of Directors of Old Aladdin as their successors on the Board of Directors of New Aladdin. None of the current officers or directors of Buffalo has experience in the operation of an oil and gas business, and Old Aladdin represented that it had an experienced group of officers and directors which would be capable of managing the on-going business operations of New Aladdin.

Administrative Offices

         Buffalo currently maintains a mailing address at 7331 S.
Meadow Court, Boulder, Colorado 80301, which is the office address of its President. The Company's telephone number there is (303)
530-3353. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. Following completion of the proposed Merger, this mailing address will be closed and all operations and activities will be transferred to the offices of New Aladdin.

Employees

         Buffalo currently has no employees. It has used consultants, attorneys and accountants as necessary to assist in completion of its organizational activities and for purposes of negotiating the terms and conditions of the proposed business combination transaction with Old Aladdin. Following completion of the proposed Merger, all employees of New Aladdin will be persons currently employed by Old Aladdin or persons hired by New Aladdin following completion of the Merger.

Legal Proceedings

         Buffalo is not a party to any legal proceedings, and its board of directors is not aware of any threatened proceedings that can reasonably be expected to have a material adverse effect on the Buffalo's properties or financial condition, or its ability to complete the proposed Merger.

BUSINESS AND PROPERTIES OF ALADDIN

General

         Old Aladdin was incorporated under the laws of the State of Nevada on January 17, 1997. It is an independent oil and gas company engaged in the acquisition and exploration of oil and gas within the United States. Since its inception, Old Aladdin has focused its business strategy on the acquisition of producing oil and gas properties in geographic areas where fragmented ownership should create the opportunity for a consolidation or "roll-up of these assets. Furthermore, these assets generally would provide for increases in reserves, or production as a result of enhancement, better field management, and tighter financial controls.

         In addition, Old Aladdin holds certain exploration sub-surface easements within the Los Angeles Basin of California, which encompass several portions of the producing Salt Lake Field.
Following completion of the Merger, New Aladdin intends to develop these pass-through easements into a drilling district, followed by the drilling and exploration for potential oil and natural gas. In addition, Old Aladdin recently acquired interests in 16 natural gas wells in the state of Ohio, the operations of which are more specifically described below. Finally, Old Aladdin seeks to apply modern exploration technology and applications to certain producing oil and gas basins where such technology has yet to be applied.

Appalachian Operations

         Effective June 30, 1998, Old Aladdin acquired interests in 16 natural gas wells within the counties of Morgan and Muskingham, Ohio, from Industrial International, Inc., an Ohio corporation ("Industrial International") in exchange for issuance of 419,219 shares of Common Stock of Old Aladdin. Industrial International was previously owned by Mr. Max P. Lammers, who is an officer and director of Old Aladdin. The natural gas wells purchased from Industrial International comprise the Appalachian Operations, which are being operated by Aladdin - International, Inc., an Ohio corporation ("Aladdin International"), a subsidiary of Old Aladdin.

         As the time the Appalachian Operations were acquired from Industrial International, Old Aladdin entered into a management agreement with Mr. Lammers (the "Lammers Management
Agreement") pursuant to which Mr. Lammers is to act as Vice President - Appalachian Region on behalf of Old Aladdin. To provide Mr. Lammers with certain assurances, the Lammers Management Agreement provides that if New Aladdin is not a "public reporting" company as defined by the 34 Act, and the Common Stock of New Aladdin is not publicly quoted prior to June 30, 1999, Mr. Lammers will have the right to purchase 100% of the outstanding shares of Common Stock of Aladdin International for the sum of $1.00.

         Old Aladdin believes that the Merger will in fact qualify New Aladdin as a "public reporting" company as defined by the 34 Act, and that following completion of the Merger, the Common Stock of New Aladdin will be publicly quoted. As a result, Old Aladdin believes that the consummation of the Merger will extinguish the right of Mr. Lammers to purchase the shares of Aladdin International.

California Operations

         In its California operations, Old Aladdin has specialized in development and production of oil and gas from leases on town lots located in areas within the Los Angeles Basin, including Culver City, Cheviot Hills, Sawtelle, Santa Monica and West Salt Lake. After acquiring leases from landowners, Old Aladdin has coordinated production arrangements with major petroleum companies. Following completion of the Merger, it is anticipated that New Aladdin will continue to seek to capitalize on development and production of town-lot oil leases in the urban Los Angeles area.

Operator Activities

         Old Aladdin currently acts as the operator of the 16 oil and/or natural gas wells acquired from Industrial International. To facilitate these activities, Old Aladdin has established a field office in Cleveland, Ohio, and utilizes certain contract service providers for the day to day operation, upkeep, and maintenance of these properties.

Drilling Activities

         To date, Old Aladdin has not drilled any wells. It has, however, established a capital expenditure budget for the 3rd quarter of 1998 to enhance and work over certain of the 16 wells acquired from Industrial International.

         Old Aladdin currently anticipates that it will commence and/or participate in one or more developmental drilling programs on certain acreage within the Appalachian Basin.

Marketing

         Old Aladdin does market its production based upon the applicable operating agreement for each property and/or well. Old Aladdin or its agents sell its production, as well as the production of other interest owners' in each property on the spot market and by entering into marketing arrangements, processing agreements, transportation agreements and oil and natural gas condensate agreements. Old Aladdin does not charge itself marketing fees for its own activities, but it does pay for its pro rata share of transportation and processing expenses.

Title to Properties

         As is customary in the natural gas and oil industry, Old
Aladdin makes only a cursory review of title to farm-out acreage and to undeveloped natural gas and oil leases upon the execution of contracts. In the case of acquisitions, a thorough title examination is conducted and curative work is performed with respect to significant defects at prospective properties. To the extent title opinions or other investigations reflect title defects, the seller of the properties, rather than Old Aladdin is responsible to cure any such title defects at its expense. Old Aladdin has obtained title on substantially all of its producing properties and believes that it has satisfactory title to such properties in accordance with standards generally accepted in the oil and gas industry. Old Aladdin's natural gas and oil properties are subject to customary royalty interests, liens for current taxes and other burdens that Old Aladdin believes do not materially interfere with the use of, or affect the value of, such properties.

Operational Risks and Insurance

         Old Aladdin's operations are subject to the usual hazards incident to the drilling and producing of oil and natural gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gases and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damages and suspension of operations. As a result, Old Aladdin could incur substantial liabilities to third parties or governmental entities, the payment of which could reduce or eliminate the funds available for development, acquisitions or exploration, or result in the loss of Old Aladdin's properties.

         Old Aladdin is covered by various types of insurance policies with the minimum being a $1,000,000 liability policy and a $5,000,000 umbrella policy. Old Aladdin is also covered under additional insurance, including both commercial property and workers compensation policies. This insurance coverage does not cover every potential risk associated with the drilling and production of oil and natural gas. Among other things, coverage is not obtainable for certain types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on Old Aladdin's financial condition and results of operation. Moreover, there can be no assurances that Old Aladdin's insurance coverage will be adequate to cover any losses or exposure to liability or that Aladdin will be able to maintain adequate insurance coverage in the future at rates it considers reasonable.

Regulatory and Environmental Matters

         Old Aladdin's business and properties are subject to substantial governmental regulation, including regulations affecting production, transportation and environmental matters.

Legal Proceedings

         Old Aladdin is not a party to any legal proceedings, and its board of directors is not aware of any threatened proceedings that can reasonably be expected to have a material adverse effect on Old
Aladdin's properties or financial condition.

Employees

         Old Aladdin currently has three full-time employees and one part-time office assistant. It also pays for a percentage of certain office expenses incurred in Ohio, including office staff.

Offices
         Old Aladdin currently maintains its corporate offices at 11911 San Vicente Blvd., Suite 385, Los Angeles California 90049, where it has entered into a two-year lease with an option for an additional two years. The lease covers approximately 3,400 square feet and requires payment of monthly rental of $4,250. In addition, Old
Aladdin pays $2,500 per month toward office expenses in Ohio.
These expenses are broken down between office expenses and clerical staff support.

SELECTED FINANCIAL INFORMATION OF BUFFALO

         Set forth below is certain selected financial information of Buffalo for the periods and as of the dates indicated. The information is derived from and should be read in conjunction with, the financial statements of Buffalo, including the Notes thereto, which have been incorporated by reference in this Information Statement.

                                            Year ended                 Year ended
                                            12/31/98                   12/31/97
                                            (audited)                  (audited)

STATEMENT OF OPERATIONS DATA
Revenues                                            0                         0
Net Loss                                     (38,176)                  (10,184)
Net Loss Per Share                             (0.01)                      nil
Weighted Average Shares
  Outstanding                               4,384,384                 4,080,000

                                             12/31/98                  12/31/97
                                            (audited)                 (audited)
BALANCE SHEET DATA
Total Assets                                    1,659                     7,366
Total Liabilities                                 129                         0
Deficit Accumulated During
  Development Stage                          (48,360)                  (10,184)
Stockholders Equity (deficit)                (48,360)                     7,366

BUFFALO CAPITAL V, LTD.
FINANCIAL STATEMENTS

         Attached hereto are the financial statements of Buffalo Capital V, Ltd., as of and for the year ending December 31, 1998, the year ending December 31, 1997, and for the period from inception through December 31, 1998, follow.

Buffalo Capital V, Ltd.
(A Development Stage Company)

Index to Financial Statements                                      Page
Report of Independent Certified Public Accountants                   46
Balance Sheet                                                        47
Statement of Loss and Accumulated Deficit                            49
Statement of Stockholders' Equity                                    52
Statements of Cash Flows                                             54
Notes to Financial Statements                                        56
/TABLE

The Board of Directors and Stockholders of
Buffalo Capital V, Ltd.

We have audited the accompanying balance sheet of Buffalo Capital
V, Ltd. (a development state company) as of December 31, 1998, and the related statements of loss and accumulated deficit, cash flows, and stockholders' equity for the year ended December 31, 1998, the initial period ended December 31, 1997, and for the period from inception (September 19, 1997) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buffalo Capital V, Ltd. (a development stage company) as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, the initial period ended December 31, 1997, and for the period from inception (september 19, 1997) to December 31, 1998, in conformity with generally accepted accounting principles.

Comiskey and Company P.C.
Denver, Colorado
January 29, 1999
Buffalo Capital V, Ltd.
(A Development Stage Company)
BALANCE SHEET
as of December 31, 1998

                                            December 31, 1998
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                       1,159
  Total current assets:                         1,159

OTHER ASSETS:
Organizational costs (net
of amortization)                                  500

TOTAL ASSETS                                    1,659

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                  129
  Total current liabilities                       129

STOCKHOLDERS' EQUITY
Common stock, no par value;
100,000,000 shares authorized;
1,135,000 shares issued and
outstanding at December 31, 1998
                                               32,900

Preferred stock, no par value
10,000,000 shares authorized;
no shares issued and outstanding                    -

Additional paid-in capital                     16,990

Deficit accumulated
 during the
 development stage                           (48,360)

Total stockholders' equity                   (48,360)

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                         1,659

The accompanying notes are an integral part of the financial statements.

Buffalo Capital V, Ltd.
(A Development Stage Company)
STATEMENT OF LOSS AND ACCUMULATED DEFICIT

                                   Period
                                   9/19/97                    For the                     For the
                                   (Inception)                year ended                  initial
                                   to 12/21/98                12/31/98                   12/31/97
REVENUES
  Investment income                        -                          -                         -

EXPENSES
Advertising                              246                        246
Amortization                             100                        100
Consulting fees                       25,400                     15,500                     9,900
Legal and
 accounting                           20,630                     20,514                       117
Office expense                         1,234                      1,216                        17
Rent expense                             750                        600                       150

TOTAL EXPENSES                        48,360                     38,176                    10,184

NET LOSS
Accumulated deficit
 Balance, Beginning
 of period                                 -                   (10,184)                         -
 Balance, End of
 period                             (48,360)                   (48,360)                  (10,184)

NET LOSS PER
 SHARE                             (0.01)                     (0.01)                    (NIL)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING                        4,224,316                  4,384,384                 4,080,000

The accompanying notes are an integral part of the financial statements. Buffalo Capital V, Ltd.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from inception (September 19, 1997)
to December 31, 1998
(page 1 of 2)

                                   Common Stock                                Additional
                                   Number of                                   Paid-in
                                   shares            Amount                    Capital
Common stock issued
for service,
April 1997
at $.0025
per share                           3,960,00             9,900                         -

Common stock issued
for cash,
September 1997
at $.0625
per share                            120,000             7,500                         -

Rent provided at
 no charge                                 -                 -                       150

Balance
12/31/97                           4,080,000            17,400                       150

Common stock issued
for services,
June 1998 at
 .025 per share                       460,000            11,500                         -

Common Stock issued
for services
July, 1998 at
 .05 per share                         80,000             4,000                         -

Rent provided at
 no charge
 for 1998                                  -                 -                       600

Expenses paid by
 shareholders
 December 1998                             -                 -                    16,240

Net loss for the
 period ended
 December 31, 1998                         -                 -                         -

Balance
 December 31,
 1998                              4,620,000            32,900                    16,990

The accompanying notes are an integral part of these financial statements. Buffalo Capital V, Ltd.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
for the period from inception (September 19, 1997)
to December 31, 1998
(page 2 of 2)

                                                       Deficit
                                                   Accumulated
                                                    during the                 Total
                                                   development         stockholders'
                                                         stage                 equity

Common stock issued
for service, April 1997
at $.0025 per share                                          -                     9,900

Common stock issued for
cash, September 1997
at $.0625 per share                                          -                     7,500

Rent provided at
 no charge                                                   -                       150

Balance 12/31/97                                             -                    17,550

Common stock issued
for service, June 1998
at .025 per share                                            -                    11,500

Common Stock issued
for services
July 20, 1998
at .05 per share                                             -                     4,000

Rent at no charge
for 1998                                                     -                       600

Expenses paid by
shareholders
December 1998                                                -                    16,240

Net loss for the
 period ended
 December 31, 1998                                    (48,360)                  (48,360)

Balance
December 31, 1998                                     (48,360)                     1,530

The accompanying notes are an integral part of these financial statements. Buffalo Capital V, Ltd.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

                                               Period               For                   For the
                                              9/19/97          the year                   initial
                                        (inception)to             ended                    period
                                             December          December                  December
                                             31, 1998          31, 1998                  31, 1997
CASH FLOWS FROM
OPERATING ACTIVITIES:

Net Loss                                     (48,360)          (38,176)                  (10,184)

Adjustments to reconcile
 net loss to cash used
 by operating activities:

 Amortization                                     100               100                         -
 Rent expense                                     750               600                       150
 Stock issued for
 consulting fees                               25,400            15,500                         -
 Expenses paid by
 shareholders                                  16,240            16,240                     9,900

Changes in
 Current
 liabilities                                      129               129                         -
Net cash used
 by operating
 activities                                   (5,741)           (5,607)                     (134)

CASH FLOWS FROM
INVESTING ACTIVITIES:
Organization costs                              (600)             (600)                         -
Net cash provided
 by investing
 activities                                     (600)             (600)                         -

CASH FLOWS FROM
FINANCING ACTIVITIES:
Issuance of
 common stock                                   7,500                 -                     7,500
Net cash provided
 by financing
 activities                                     7,500                 -                     7,500

Net increase (decrease)
 in cash and cash
 equivalents                                    1,159           (6,207)                     7,366

CASH AND CASH EQUIVALENTS,
 Beginning of Period                                -             7,366                         -

CASH AND CASH EQUIVALENTS,
 End of Period                                  1,159             1,159                     7,366

The accompanying notes are an integral part of the financial statements.

Buffalo Capital V, Ltd.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 1998


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

Buffalo Capital V, Ltd. (the "Company") was incorporated under the laws of the State of Colorado on September 19, 1997. The initial registered office of the Company is 4750 Table Mesa Drive, Boulder, Colorado 80303. The initial principal office of the corporation is 7331 South Meadow Court, Boulder, CO 80301.

The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board and has not engaged in any business other than organizational efforts. It has no full-time employees and owns no real property. The Company intends to seek to acquire one or more existing businesses which have existing management, through merger or acquisition, that may have potential for profit, and to that end, intends to acquire properties or businesses, or a controlling interest therein. Management of the Company will have virtually unlimited discretion in determining the business activities in which the Company might engage.

Accounting Method
The Company records income and expenses on the accrual method.

Loss per share
Loss per share was computed using the weighted number of shares outstanding during the period.

Statement of cash flows
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Stock basis
Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

2.       MERGER AGREEMENT

Effective November 23, 1998, the Company entered into an
Agreement and Plan of Merger and Reorganization ("the Agreement) with Aladdin Oil Corporation ("Aladdin"), an independent oil and gas company engaged in the acquisition of oil and gas within the United States.

The Agreement provides that the Company will have a total of 406,099 shares outstanding immediately prior to the completion of the merger transaction. This will be accomplished through a 1 for 2 reverse stock split, followed by the surrender and cancellation of 1,903,901 outstanding common shares by certain of the Company's shareholders, including its officers, directors, and affiliates. Aladdin will be merged into the Company, with the Company as the surviving corporation. This Company will change its name to Aladdin Oil
Corporation.

To effect the merger, the Company will issue 3,718,230 shares of newly issued common stock (approximately 90.15% of the post-merger outstanding shares) to the current shareholders of Aladdin. The
Company will also cancel all currently outstanding A and B warrants.
In addition, the Company will authorize the issuance of 1,677,000 shares of a new Series A Convertible Preferred stock, 1,088,500 new
Class A Warrants, 1,688,000 new Class B Warrants, and 417.6 Units, each of which consists of a 12% Convertible Debenture in the face amount of $1,000, 625 Class A Warrants and 625 Class B Warrants, and will issue such securities on a one-for-one basis to existing holders of like securities of Aladdin.

The Series A Preferred to be issued in the merger provides for a 12% per year dividend through June 30, 1999, carried a $.75 liquidation preference, and each Preferred share is convertible into a single share of common stock at the option of the holder. The Class A and Class
B Warrants will entitle the holder to purchase common shares at $1.50 and $1.00 per share, respectively, through December 31, 1999. Each Convertible Debenture will bear interest at 12% for the first year of issuance only, and will be convertible into common at the rate of 1.25 shares for each $1.00 of face value of the Debentures, Class A Warrants, and Class B Warrants.

A finders fee of $10,000 is due and payable to the Company at the close of the merger.

3.  STOCKHOLDERS' EQUITY

As of December 31, 1998, 4,620,000 Units were issued pursuant to the terms of a Pre-Incorporation Consultation and Subscription Agreement dated April 1, 1997. The Units were issued for consideration consisting of preincorporation services by directors and promoters value at $.0025 per Unit (or a total of $3,300 per person). Each of the units consists of one share of common stock, two Class A Warrants to purchase common stock for $2.00 per share, and one Class B Warrant to purchase common stock for $4.00 per share. Issuance of the Units was approved in the organizational consent dated September 20, 1997. Pursuant to the Consent of Directors dated September 30, 1997, an additional 20,000 units were issued to each of three shareholders.
These Units were issue for cash consideration of $.125 per Unit, or a total of $2,500 per person.

On December 15, 1997, the Board of Directors authorized a 2-for-1 stock split, increasing the number of issued and outstanding shares and decreasing the stock basis by half. The number of outstanding war-rants was not changed. On July 17, 1998, the Board of Directors authorized a 4-for-1 stock split, thereby increasing the number of issued and outstanding shares to 4,620,000 (on 12/31/98) and decreasing the stock basis by three quarters. All references in the accompanying financial statements to the number of common shares and per share amounts have been restated to reflect the stock splits.

PREFERRED STOCK
The Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, no part value per share. The
Board of Directors of the Company is authorized to issue preferred stock from time to time in services and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between the series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by the Company.

4.       RELATED PARTY TRANSACTIONS

The Company's directors and officers are also principal shareholders. Each controls 1,308,800 - 1,309,600 shares of stock (approximately 32% each of the outstanding shares). In each case, the shares were issued for services provided which have been valued at $6,600.

Gary Joiner, corporate counsel who is not an officer or director, owns 1,309,600 shares and is one of the principal shareholders of the Company. His shares were issued for services valued at $3,300. He has been paid a total of $72 for legal services rendered during the initial period ended December 31, 1997. For the year ended
December 31, 1998, he was compensated for legal services rendered in the amount of $18,866.

Rent is being provided to the Company at no charge by its President. For purposes of the financial statements, the Company is accruing $50 per month as additional paid-in capital for this use.

5.       INCOME TAXES

The Company has Federal net operating loss carryforwards of approximately $48,360 expiring in the year 2013. The tax benefit of these net operating losses, which totals approximately $9,600, has been offset by a full allowance for realization. This carryforward may be limited upon the consummation of a business combination under IRC
Section 381. For the period ended December 31, 1998, the valuation allowance increased by $1,900.

6.       SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITIES

The Company recorded rent expense for the year ended December 31, 1998 of $50 per month for a total of $600.

Common stock was issued for consulting and/or legal services on the following dates: April 1997 3,960,000 shares at .0025 per share
($9,900); June 1998, 460,000 shares at .025 per share ($11,500); and
July 1998, 80,000 shares at .05 per share ($4,000).

BUFFALO CAPITAL V, LTD. MANAGEMENT'S DISCUSSION
AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS

Liquidity and Capital Resources

         Buffalo remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity other than the receipt of proceeds in the amount of $7,500 from its inside capitalization funds. Buffalo's balance sheet as of December 31, 1998, reflects current assets of $1,159 in the form of cash, and a total asset value of $1,659.

         Buffalo believes that it has sufficient liquidity and capital resources to meet its cash needs until completion of the proposed
Merger with Old Aladdin. However, in the event the proposed Merger is not approved, or is not completed in a timely manner, it is anticipated that Buffalo will require additional capital in order to meet its cash needs. Completion of the proposed Merger with Old Aladdin will result in an increase in the capital resources of the company.

Results of Operations

         During the period from September 19, 1997 (inception) through December 31, 1998 (the latest date for which financial information concerning Buffalo is available), Buffalo has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the 34 Act, as amended, and activities related to negotiating and completing the proposed Merger with Old Aladdin. No revenues were received by Buffalo during this period.

         For the current fiscal year, Buffalo anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the 34 Act, and expenses associated with locating, evaluating, negotiating and completing the proposed Merger with Old Aladdin. The consolidated results of operations of Buffalo and Old Aladdin for the current fiscal year, will primarily reflect the results of operation of Old Aladdin.

Need for Additional Financing

         Buffalo believes that its existing capital will be sufficient to meet its cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, and the cost of completing the proposed Merger, in the event that the Merger is completed in a timely manner.
Accordingly, in the event the Company is able to complete the proposed Merger prior to December 31, 1998, it anticipates that its existing capital will be sufficient to allow it to accomplish the goal of completing a business combination. Once the proposed Merger is completed, the needs of the company for additional financing will increase substantially.

         No commitments to provide additional funds have been made by management or other stockholders, and Buffalo has no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities prior to completion of the proposed Merger. Accordingly, in the event that additional funds are required prior to completion of the proposed Merger, there is no assurance that they will be available. Old Aladdin has agreed to reimburse Buffalo for up to $5,000 of expenses it incurs in conjunction with the completion of the proposed Merger.

SELECTED HISTORICAL FINANCIAL DATA OF OLD ALADDIN

         Set forth below is certain selected financial information of Old Aladdin for the periods and as of the dates indicated. The information is derived from and should be read in conjunction with, the financial statements of Old Aladdin, including the Notes thereto, which follow this summary information.

                                         Period ended                       Period ended
                                             12/31/98                            6/30/98
STATEMENT OF OPERATIONS DATA:
Revenues                                       19,909                                  0
Total Costs & Expenses                        348,345                            669,202
Net Loss                                    (328,436)                          (669,202)
Net Loss Per Share                             (0.13)                            (0.23)

BALANCE SHEET DATA:
Total Assets                                  844,195                            925,427
Total Liabilities                             576,999                            160,578
Accumulated Deficit                       (1,055,855)                          (669,202)

The Consolidated Financial Statements of Old Aladdin as of its fiscal year ended June 30, 1998 (audited) and as of the period ended
December 31, 1998 (unaudited) are set forth on the following pages.

         Financial Statements reflecting the historical oil and gas revenues and direct operating expenses of Industrial International, Inc., for the period from inception to June 30, 1997, and for the year ended June 30, 1998, are attached to this Information Statement as Appendix
D and incorporated herein by this reference. Also included in Appendix D is Pro Forma Financial Information prepared assuming that the acquisition by Old Aladdin of the oil and gas assets of Industrial International, Inc., had been consummated on July 1, 1997.

ALADDIN OIL CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS
WITH REPORT OF INDEPENDENT AUDITORS

JUNE 30, 1998
ALADDIN OIL CORPORATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
AND SUPPLEMENTARY DATA

Index to Financial Statements
Report of Brown, Armstrong, Randall, Reyes,                          65
         Paulden and McCown Independent Auditors

Consolidated Financial Statements                                    66
         Balance  Sheets at June 30, 1998 and
         December 31, 1998 (Unaudited)

Statements of Operations for the Year Ended                          68
         and Six Months Ended June 30, 1998
         and December 31, 1998 and 1997
         (Unaudited), respectively

Statements of Stockholders' Equity for the Year                      69
         Ended and Six Months Ended June 30, 1998
         and December 31, 1998 (Unaudited)

Statements of Cash Flows for the Year Ended                          71
         and Six Months Ended June 30, 1998 and
         December 31, 1998 and 1997
         (Unaudited), respectively

Notes to the Financial Statements                                    73

Supplemental Information About Oil and Gas Producing
         Activities (Unaudited)                                      86

Financial statement schedules have been omitted since they are either not required, are not applicable, or the required information is shown in the financial statements and related notes.
REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Aladdin Oil, Inc.
West Los Angeles, California

We have audited the accompanying consolidated balance sheet of Aladdin, Inc. and Subsidiary (a Nevada corporation) as of June 30, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Aladdin Oil, Inc. and Subsidiary, as of June 30, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

BROWN ARMSTRONG RANDALL
REYES PAULDEN & McCOWN
ACCOUNTANCY CORPORATION

Bakersfield, California
November 13, 1998, except for Notes 1 and 9, whose date is February
20, 1999
ALADDIN OIL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 1998 AND DECEMBER 31, 1998

                                         December 31,                  June 30,
                                     1998 (unaudited)                      1998

ASSETS
Current Assets
Cash and cash equivalents                      98,427                   160,363
Accounts receivable                            15,936                         -

Total Current Assets                          114,363                   160,363

Oil and Gas Properties (successful
         efforts basis, net)                  670,035                   699,886

Equipment and Fixtures, net                    59,188                    64,569

                                              729,223                   764,455
Other Assets
         Start up costs                           609                       609

                                              844,195                   925,427

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 1998 AND DECEMBER 31, 1998

                                         December 31,                  June 30,
                                     1998 (unaudited)                      1998

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
  Accounts payable                             32,784                         -
  Accrued interest and dividends               18,925                    12,578
  Due to working interests                      5,491                         -
  Other accrued liabilities                     4,199                         -

    Total Current Liabilities                  61,399                    12,578

Commitments and contingencies                       -                         -
Convertible debentures                        515,600                   148,000

    Total Liabilities                         576,999                   160,578

STOCKHOLDERS' EQUITY

  Common stock, .01 par value,
  20,000,000 shares authorized;
  3,718,320 shares
  issued and outstanding                       37,183                    37,183

  Convertible preferred stock,
  Series A, .01 par value,
  4,000,000 shares authorized;
  1,677,000 shares
  issued and outstanding                      16,770                     16,770
Additional paid in capital                  1,269,098                 1,380,098
Accumulated deficit                       (1,055,855)                 (669,202)
Total Stockholders' Equity                   267,196                    764,849
                                              844,195                   925,427

The accompanying notes are an integral part of these financial statements. ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED AND SIX MONTHS ENDED
JUNE 30, 1998 AND DECEMBER 31, 1998 AND 1997
(UNAUDITED), RESPECTIVELY

                                           Six Months                Six Months
                                                Ended                     Ended
                                         December 31,              December 31,        Year Ended
                                                 1998                      1997          June 30,
                                            Unaudited                 Unaudited              1998
REVENUE
  Oil and Gas                                  19,909                         -                 -

COSTS AND EXPENSES
Lease operating expense                        10,722                         -                 -
General and administrative                    135,465                   172,078           250,176
Officer's compensation                         25,000                    43,750           136,601
Legal and accounting                          115,505                    86,783           136,436
Marketing                                       5,177                     5,714            20,744
Depreciation, depletion
  and amortization                             35,232                     5,381            10,761
Interest                                       21,244                    53,019           114,484

  Total Costs and Expenses                    348,345                   366,725                 -

LOSS BEFORE
  INCOME TAX EXPENSE                        (328,436)                 (366,725)         (669,202)

INCOME TAX EXPENSE                                 -                          -                 -

NET LOSS                                    (328,436)                 (366,725)         (669,202)
NET LOSS AVAILABLE TO
  COMMON STOCKHOLDERS                       (386,653)                 (366,725)         (669,202)
BASIC LOSS PER SHARE                            (.13)                    (.12)             (.23)

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED AND SIX MONTHS ENDED JUNE 30, 1998 AND
DECEMBER 31, 1998 (UNAUDITED) Page 1 of 2

                                                                             Preferred Stock
                                         Common Stock                          Series A
                                   Number of                           Number of
                                   Shares issued                       Shares issued
                                   and                                 and
                                   Outstanding          Amount         Outstanding         Amount
Balance, July 1, 1997              3,000,000            30,000                -                 -

  Shares issued in connection with
    preferred stock Series A
    Conversion                             -                 -        1,677,000            16,770

  Shares issued in connection with
    fund raising activity            250,000             2,500                -                 -

  Shares issued in connection with
    property acquisition             419,219             4,192                -                 -

  Shares issued in lieu of
    compensation                      49,101               491                -                 -
  Net loss                                 -                 -                -                 -

Balance, June 30, 1998             3,718,320            37,183        1,677,000            16,770

Cost of capital                            -                 -                -                 -

Dividends                                  -                 -                -                 -

Net loss                                   -                 -                -                 -

Balance, December 31, 1998

  (Unaudited)                      3,718,320            37,183        1,677,000            1,6770

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED AND SIX MONTHS ENDED
JUNE 30, 1998 AND DECEMBER 31, 1998
(UNAUDITED) Page 2 of 2

                                            Additional
                                              Paid In       Accumulated
                                              Capital           Deficit            Total
Balance, July 1, 1997                        (30,000)                 -                -

  Shares issued in connection with
    preferred stock Series A
    Conversion                                966,230                 -          983,000

  Shares issued in connection with
    fund raising activity                     (2,500)                 -                -

  Shares issued in connection with
    property acquisition                      397,758                 -          401,950

  Shares issued in lieu of
    compensation                               48,610                 -        (669,202)

  Net loss                                          -                 -        (669,202)

Balance, June 30, 1998                      1,380,098         (669,202)          764,849

Cost of capital                             (111,000)                 -        (111,000)

Dividends                                           -          (58,217)         (58,217)

Net loss                                            -         (328,436)        (328,436)

Balance, December 31, 1998
  (Unaudited)                               1,269,098       (1,055,855)          267,196

The accompanying notes are an integral part of these financial statements. ALADDIN OIL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED AND SIX MONTHS ENDED
JUNE 30, 1998 AND DECEMBER 31, 1998 AND 1997
(UNAUDITED), RESPECTIVELY

                                           Six Months                Six Months
                                                Ended                     Ended        Year Ended
                                         December 31,              December 31,          June 30,
                                                 1998                      1997              1998
                                            Unaudited                 Unaudited

CASH FLOWS FROM OPERATING ACTIVITIES
          Net loss                          (328,436)                 (366,725)         (669,202)
Adjustment to reconcile net loss to net
  cash used by operating activities:
Officer's compensation paid in stock                 -                        -            49,101
Depreciation, depletion and
 amortization                                  35,232                     5,381            10,761
Change  in:
  Accounts receivable                        (15,936)                         -                 -
  Accrued interest and dividends                6,347                         -            12,578
  Accounts payable                             32,784                         -                 -
  Due to working interest                       5,491                         -                 -
  Other accrued liabilities                     4,199                        79                 -
Net Cash Provided (Used) by
  Operating Activities                      (260,319)                 (361,265)         (596,762)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in note receivable                         -                  (51,125)                 -
Expenditures for oil and gas properties             -                 (220,691)         (297,936)
Expenditures for furniture and fixtures             -                   (7,769)          (30,257)
Expenditures for computers and equipment            -                  (33,939)          (45,073)
Expenditures for start-up costs                     -                     (609)             (609)
    Net Cash Used by Investing Activities           -                 (314,133)         (373,875)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends                                    (58,217)                         -                 -
Issuance of convertible debentures            367,600                         -           148,000
Proceeds from stock issuance                        -                 1,117,677         1,257,750
Less cost of issuance                       (111,000)                  (43,625)         (274,750)
Net Cash Provided by
 Financing Activities                         198,383                 1,074,052         1,131,000
Net Increase (Decrease) in Cash
    and Cash  Equivalents                    (61,936)                   398,654           160,363
Cash at Beginning of Year                     160,363                         -                 -
Cash at End of Year                            98,427                   398,654           160,363

SUPPLEMENTAL INFORMATION:
Cash paid for interest                         14,522                    53,019           128,672

NONCASH TRANSACTIONS:
Common stock issued for the acquisition
   of oil producing property                        -                         -           401,950
Common stock issued in lieu of
  officer's compensation                            -                         -            49,101

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

This summary of significant accounting policies of Aladdin Oil, Inc. and Subsidiaries (the "Company") is presented to assist in understanding the Company's consolidated financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Description of Business and Principles of Consolidation

Aladdin is an independent oil and gas company engaged in the acquisition and exploration of oil and gas properties within the United States. The consolidated financial statements include the accounts of Aladdin Oil Corporation and its wholly-owned subsidiaries, Aladdin International, Inc. and Aladdin Oil of Ohio, both Ohio corporations. Both companies were formed to be holding companies for various oil and gas interests. Presently, Aladdin Oil of Ohio is dormant, having not yet commenced operations. Aladdin International is the holding company for certain oil and gas interests in Ohio as discussed herein. All significant intercompany items and transactions have been eliminated in consolidation.

In January 1997, the Company acquired certain oil and gas interests in the Los Angeles Basin, California, consisting of certain exploration sub-surface easements from a related entity under the common control of the Company's sole shareholder and President. The assets were acquired in exchange for 3,000,000 shares of the Company's common stock. The transaction was accounted for as an exchange between entities under common control; accordingly, the assets were recorded at the historical cost basis of the contributing entity, which was determined to be 0. Subsequent capital expenditures incurred by the Company after the acquisition have been capitalized, consistent with the successful efforts method of accounting, and are currently reported in oil and gas properties. As of December 31, 1998, the Company had not commenced commercial operation of the California property.

Appalachian Operations

Effective June 30, 1998, the Company, through its wholly-owned subsidiary, Aladdin International, Inc. an Ohio Corporation, acquired interests in 16 natural gas wells within Morgan and Muskingham
Counties, Ohio, (the "Appalachian Operations"). At this time, the Company owns an average 83% working interest in these wells and is the owner-operator of the fields. The properties were acquired from Industrial International, Inc. (I.I.I.), an Ohio Corporation in exchange for 419,219 shares of the Company's .01 par value common stock for an inferred price of 401,950. I.I.I. previously operated the wells commencing in February, 1997 until the time of sale. The acquisition has been accounted for as a purchase and the results of operations of the acquired properties are included in the Company's results of operations effective July 1, 1998. The assets acquired were recorded at their fair market value, as determined by an independent petroleum engineer, using the discounted future net cash flows method of valuing the acquired reserves, since no market value readily exists for the Company's common stock.

The Company also executed a Management Agreement dated June 30,
1998 with Max Lammers, the sole shareholder and president of I.I.I. in which the parties agreed that Mr. Lammers would conduct the day to day operations of the Appalachian Operations. The monthly consideration for his services are 2,500 plus 25% of the net cash flows from operations over an established limit. Pursuant to this agreement, the Company also agreed to sell 100% of the issued and outstanding shares of Aladdin International to Mr. Lammers for 1 if the Company fails to obtain a public quote for its common stock by June 30, 1999. As discussed in Note 9, the Company has executed an agreement to merge with a publicly traded reporting company in order to comply with the provisions of the Management Agreement. The merger will have an effective date of December 31, 1998, and is subject to vote and approval by the shareholders of the target company.

The following summarized unaudited proforma financial information assumes the acquisition of the Appalachian Operations occurred on July 1, 1997. The historical results of the Company's operations have been adjusted to reflect (a) historical revenues and direct operating expenses of the Appalachian Operations, and (b) increases in depreciation, depletion, and amortization directly attributable to the Appalachian Operations acquisition.

Pro Forma Information
                                                    Year Ended
                                                 June 30, 1998
Revenues                                                55,678
Net Loss                                             (640,320)
Loss per Share                                            (.22)

The pro forma results do not necessarily represent results which would have occurred if the transaction had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the estimate of Company oil and gas reserves prepared by an independent engineering consultant. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves. Estimated reserves are used in the calculation of depletion, depreciation and amortization as well as the Company's assessment of proved oil and gas properties for impairment.

Revenue Recognition

The Company will recognize revenues from the sales of oil and gas in the period of delivery.

Oil and Gas Property and Equipment (Successful Efforts)

The Company accounts for its oil and gas exploration and development costs using the successful efforts method. Under this method, costs to acquire mineral interests in oil and gas properties, to drill and complete development wells, and drill and complete exploratory wells that find proved reserves are capitalized. Exploratory dry-hole costs and other exploratory costs, including geological and geophysical costs, are charged to expense when incurred. The costs of carrying and retaining unproved properties are also expensed when incurred. Depletion, depreciation and amortization of oil and gas producing properties are computed on an aggregate basis using the units-of-production method.

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and/or Long-
Lived Assets to be Disposed of." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. It establishes guidelines for determining recoverability based on future net cash flows from the use of the asset and for the measurement of the impairment loss. Impairment loss under SFAS No.
121 is calculated as the difference between the carrying amount of the asset and its fair value. Any impairment loss is recorded in the current period in which the recognition criteria are first applied and met. Under the successful efforts method of accounting for oil and gas operations, the Company periodically assessed its proved properties for impairments by comparing the aggregate net book carrying amount of all proved properties with their aggregate future net cash flows. The statement requires that the impairment review be performed on the lowest level of asset groupings for which there are identifiable cash flows. In the case of the Company, this results in a field by field impairment review.

Upon the sale of oil and gas reserves in place, costs less accumulated amortization of such property are removed from the accounts and resulting gain or loss on sale is reflected in operations. Upon abandonment of properties, the reserves are deemed fully depleted and any unamortized costs are recorded in the statement of operations under loss on leases.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit, and highly liquid debt instruments with maturities of three months or less.

Equipment and Fixtures

Equipment and fixtures are stated at cost and depreciated over the estimated useful lives of the assets, which range from three to seven years, using the straight-line method. Repairs and maintenance are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.

Maintenance and repairs, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. Gains or losses on dispositions of property and equipment, other than oil and gas, are reflected in operations.

Capitalization of Interest

Interest cost is capitalized on construction and development programs until placed into operation. During the year, the Company incurred 14,187 in capitalizable interest cost. No capitalizable interest was incurred for the six months ending December 31, 1998.

Earnings Per Share (SFAS 128)

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS
128), "Earnings Per Share", which was adopted by the Company for the year ended June 30, 1998. SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period. It also requires dual presentation of basic and diluted earnings per share for companies with complex structures. In January 1997, 3,000,000 shares of common stock were issued at a .01 par value. During the year ended June 30, 1998, 718,320 shares of common stock were issued at a .01 par value. No additional shares have been issued for the six month period ended December 31, 1998. Diluted earnings per share are not computed for any period as it would be antidilutive.

Basic loss per share is calculated as follows:

                                            For the Year Ended 1998
                                        Loss            Shares        Per-Share
                                 (Numerator)     (Denominator)           Amount
Basic EPS
   Loss available to
common stockholders                (669,202)         3,001,968             (.23)

                                   For the Six Months Ended December 31, 1998
                                                     (Unaudited)
                                        Loss            Shares        Per-Share
                                 (Numerator)     (Denominator)           Amount
Basic EPS
   Loss available to
common stockholders                (386,653)         3,001,968             (.13)

                                   For the Six Months Ended December 31, 1997
                                                     (Unaudited)
                                        Loss            Shares        Per-Share
                                 (Numerator)     (Denominator)           Amount
Basic EPS
   Loss available to
common stockholders                (366,725)         3,000,000             (.12)

There was no dividend due to preferred shareholders at June 30, 1998, as their conversion from debentures occurred at June 30, 1998, or shortly before with a June 30,1998 effective date.

Economic Dependency, Major Customers, and Concentrations of
Credit Risk

The following major customers represent 10% or more of total operating revenues for the six months ended December 31, 1998:

                                            (Unaudited)
Customer A                                        50%
Customer B                                        40%
Customer C                                        10%

Income Taxes

The provision for income taxes is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported net amounts.

Fair Values of Financial Instruments

Disclosure of the estimated fair value of financial instruments is required under SFAS No. 107, "Disclosure About Fair Value of
Financial Instruments." The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and significant judgment and therefore cannot be determined with precision.

The Company includes fair value in the notes to financial statements when the fair value of its financial instruments is different from the book value. The Company assumes that the book value of financial instruments that are classified as current approximate fair value because of the short maturity of these instruments. For noncurrent financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

 New Accounting Pronouncements

In June 1997, the FASB issued Statement of Financial Accounting
Standards No. 130 (SFAS 130), Reporting Comprehensive Income.
This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 was adopted by the Company for the year ended June 30, 1998. Upon adoption, the SFAS 130 did not have a material affect upon the Company's financial condition or results of operations.

In June 1997, the FASB issued Statements of Financial Accounting Standards No. 131 (SFAS 131), Disclosures about Segments of an Enterprise and Related Information. The statement requires the Company to report income/loss, revenue, expense and assets by business segment including information regarding the revenues derived from specific products and services and about the countries in which the Company is operating. The Statement also requires that the Company report descriptive information about the way that operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used in the Company's general-purpose financial statements, and changes in the measurement of segment amounts from period to period. SFAS 131 was adopted by the Company for the year ended June 30, 1998, and had no material effect upon the financial condition or results of operations.

Interim Period Financial Statements

The financial statements included herein as of December 31, 1998, and for the six months ended December 31, 1998 are unaudited, and, in the opinion of management, the information furnished reflects all material adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim periods presented.

NOTE 2 -  OIL AND GAS PROPERTIES, EQUIPMENT AND
FIXTURES

Oil and gas properties, equipment and fixtures consist of the following at June 30, 1998:

Oil and Gas
                                         December 31,
                                                 1998                   June 30
                                          (Unaudited)                      1998
Proved properties:
  Producing properties, including
  intangible drilling costs                   220,350                   220,350
  Lease and well equipment                    181,600                   181,600
                                              401,950                   401,950

Accumulated depletion, depreciation
  and amortization                           (29,851)                         -
                                              372,099                   401,950
Prospects                                     297,936                   297,936
                                              670,035                   699,886
Commercial and Other
  Furniture and equipment                      75,330                    75,330
  Accumulated depreciation                   (16,142)                  (10,761)
                                              59,188                     64,569
                                             729,223                    764,455

The following sets forth costs incurred for oil and gas property acquisition and development activities, whether capitalized or expended:

                                         December 31,
                                                 1998                   June 30
                                          (Unaudited)                      1998
Acquisition                                         -                   401,950
Development                                         -                   297,936

Results of Operations from Oil and Gas Producing and Exploration
Activities

The results of operations from oil and gas producing and exploration activities (excluding corporate overhead and interest costs) are as follows:

                                           Six Months        Six Months          For the
                                                Ended             Ended       Year Ended
                                             December          December         June 30,
                                             31, 1998          31, 1997             1998
                                                     (Unaudited)
Revenues from oil and gas
  producing activities                         19,909                 -                -

Production (lifting) costs and expenses:
  Operating costs                              10,722                 -                -

Provision for depletion,
  depreciation and amortization                29,851                 -                -

         Total expenses                        40,573                 -                -

Results of operations from
  oil and gas producing activities           (20,664)                 -                -


NOTE 3 -  CONVERTIBLE DEBT


                                         December 31,
                                                 1998                   June 30
                                          (Unaudited)                      1998
Convertible debentures at 12% per annum
 interest to Preferred Series A stock
 bearing a 12 % per annum dividend.
 These debentures are expected to be
 converted to common stock and
 therefore have been classified as
 non-current notes.                           515,600                   148,000

Maturities of long-term debt for years
 subsequent to June 30, 1998 are
 as follows:

1999:                                               -                   148,000
2000:                                         367,600                         -

NOTE 4 -  INCOME TAXES

There are no provisions for income taxes for the year ended June 30, 1998 as the Company experienced a loss. Management has established a complete allowance for the deferred tax asset arising from possible future utilization of the operating loss.

As of June 30, 1998, the Company had an approximate federal net operating loss carryforwards as indicated:


Year Originated:  1998
Year of Expiration:  2016
Net Operating Loss:  600,000

The components of the net deferred tax assets were as follows:

1998:
Deferred Tax Assets:
Net operating loss carry forwards           210,000
Valuation Allowance                         210,000
Net Deferred Tax Assets                     -

A full valuation allowance has been established for the deferred tax assets generated by net operating loss carry forwards due to the uncertainty of future utilization.

NOTE 5 -  SERIES A PREFERRED STOCK

In June 1998, the Company's Board of Directors authorized the
conversion of   1,257,750 in convertible debentures at a 12% per
annum interest rate  to 1,677,000 shares of Preferred Series A Stock,
bearing a 12% per annum dividend   with a "sunset" of June 30, 1999.
Under this provision, preferred shareholders will not be entitled to dividends after June 30, 1999.

NOTE 6-  STOCK WARRANTS

Changes in the Company's common stock warrants were as follows:

                                                    Year Ended
                                                 June 30, 1998
Outstanding warrants at
 beginning of period                                 2,776,000
Additional warrants issued                           2,776,000
-  Exercise of stock warrants                                -
-  Warrants expired or ineligible                            -

Outstanding warrants at
 end of period                                       2,776,000

The Board of Directors, on June 30, 1998 issued one Class A 1.50 warrant for every two Series A Preferred Stock owned for the purchase of the Company's common stock. The total number of Class
A 1.50 warrants issued amounted to 1,088,000. In addition, the Company also issued one Class B 1.00 warrant for every Class A warrant owned. The total number of Class B 1.00 warrants issued equaled 1,088,000 plus additional 600,000 granted as part of a contractual agreement, for a total amount of 1,688,000. The warrants expire at the close of business on December 31, 1999.

NOTE 7 -  OPERATING LEASES

In October 1997 the Company entered into a twenty four month noncancellable operating lease, which expires in September 1999. The lease calls for monthly payments of 4,250. Future minimum lease obligations as of June 30, 1998 are as follows:

Year Ended June 30, 1999 -  51,000
Year Ended June 30, 2000 -  12,750
Total - 63,750

Rental expense was 42,520 for the year ended June 30, 1998, and 17,000 and 24,590 for the six months ended December 31, 1998 and 1997, respectively.

NOTE 8 -  ENVIRONMENTAL MATTERS

The Company has established procedures for the on-going evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures.
Management monitors these laws and regulations and periodically assesses the propriety of its operational and accounting policies related to environmental issues. The nature of the Company's business requires routine day-to-day compliance with environmental laws and regulations. The Company incurred no environmental investigation, compliance and remediation costs in 1998.

The Company is unable to predict whether its future operations will be materially affected by these laws and regulations. Management believes that legislation and regulations relating to environmental protection will not materially affect the results of operations of the Company.

NOTE 9 -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 1, the Company's purchase of the Appalachian Operations is contingent upon its obtaining public trading status for its common stock. Pursuant to a Management Agreement executed between the Company and the sole shareholder and president of I.I.I.
on June 30, 1998, the Company agreed to sell 100% of the issued and outstanding stock of its wholly-owned subsidiary, Aladdin
International, Inc. to Mr. Lammers for 1 in the event the Company does not acquire public trading status by June 30, 1999. Aladdin International is the holding company for the Appalachian Operations.
In September, 1998 the Company entered a formal agreement with a reporting shell corporation traded on the OTC Bulletin Board in order to comply with the provisions of this agreement. Final approval of the merger plan is contingent upon approval by the target company shareholders and the SEC's approval of the Information Statement to be provided to the shareholders of the target company. The merger will be recorded as a reverse acquisition with the Company as survivor.

Effective January 5, 1998, the Company entered into a five year agreement with the Company's sole shareholder and officer, Meghan
Robins. Pursuant to this agreement, Mrs. Robins is to receive base annual compensation of 120,000 plus annual increases of 10%.
Through December 31, 1998, Mrs. Robins had elected to waive any shortfalls in her contractual compensation. Accordingly, no liability has been established as of December 31, 1998, for unpaid compensation under this contract.

NOTE 10 -  SUBSEQUENT EVENTS

The Company has undertaken efforts to raise additional capital of up to 1,000,000 through a private placement of convertible debentures. The debentures bear interest at 12% per annum and are convertible within one year of issuance to common stock on a 1 for 1.33 basis for every one dollar of money loaned. As of December 31, 1998, the Company had raised an additional 367,600 in capital from the proceeds of debentures. Capital raising efforts have been suspended during merger negotiations. See Notes 1 and 9.

ALADDIN OIL CORPORATION
SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS
PRODUCING ACTIVITIES (UNAUDITED)

The following estimates of proved oil and gas reserves, both developed and undeveloped, represent interests owned by the Company located solely in the United States. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably certain to be recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells, with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

Disclosures of oil and gas reserves which follow are based on estimates prepared by independent engineering consultants for the year ended June 30, 1998, and by management for the six month period ending December 31, 1998. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. These estimates do not include probable or possible reserves.

These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC). Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes, largely influenced and controlled by U.S. and foreign government actions, and the fact that the bases for such estimates vary significantly, management believes the usefulness of these projections is limited. Estimates of future net cash flows presented do not represent management's assessment of future profitability or future cash flows to the Company. Management's investment and operating decisions are based upon reserve estimates that include proved reserves prescribed by the SEC as well as probable reserves, and upon different price and cost assumptions from those used here.

It should be recognized that applying current costs and prices and a 10 percent standard discount rate does not convey absolute value. The discounted amounts arrived at are only one measure of the value of proved reserves.

Changes in Estimated Reserve Quantities

The net interest in estimated quantities of proved developed reserves of crude oil and natural gas at June 30, 1998 and changes in such quantities during the year then ended, were as follows:

                                                              1998
                                                  Oil                       Gas
                                                (BBL)                     (MCF)
Proved developed and undeveloped reserves:

   Beginning of period                              -                         -
   Revisions of previous estimates                  -                         -
   Production                                       -                         -
   Extensions, discoveries and
       improved recovery                            -                         -
   Purchase of minerals in place                5,506                   280,871
   Sale of minerals in place                        -                         -
Proved reserves, June 30, 1998                  5,506                   280,871
Gas equivalent reserve                         33,036
Production                                        941                    19,290
Proved reserves, December 31, 1998              4,565                   261,581
Gas equivalent reserve                         27,390

Proved developed reserves:
  Beginning of period                               -                         -
  End of period, June 30, 1998                  5,506                   280,871
  Production                                      941                    19,290
  Proved reserves,
         December 31, 1998                      4,565                   261,581

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves:

The standardized measure of discounted future net cash flows is presented below for the year ended June 30, 1998.

The future net cash inflows are developed as follows:

(1) Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

(2) The estimated future production of proved reserves is priced on the basis of year-end prices.

(3) The resulting future gross revenue streams are reduced by estimated future costs to develop and to produce proved reserves, based on year end estimates.

(4) The resulting future net revenue streams are reduced to present value amounts by applying a ten percent discount.

Disclosure of principal components of the standardized measure of discounted future net cash flows provides information concerning the factors involved in making the calculation. In addition, the disclosure of both undiscounted and discounted net cash flows provides a measure of comparing proved oil and gas reserves both with and without an estimate of production timing. The standardized measure of discounted future net cash flow relating to proved reserves reflects estimated income taxes.

                                         December 31,                  June 30,
                                                 1998                      1998
                                            (Unaudited)
Future cash inflows                         1,062,424                 1,076,259
Future production costs                     (284,298)                 (288,000)
Future development costs                    (132,805)                 (134,534)
Future severance tax expenses                (65,074)                  (65,922)
Future net cash flows                         580,247                   587,803
10% annual discount for estimated
   timing of cash flows                     (183,464)                 (185,853)

Standardized measure of discounted
   future net cash flow                       396,783                   401,950

Changes in standardized measure of discounted future net cash flow from proved reserve quantities

This statement discloses the sources of changes in the standardized measure from year to year. The amount reported as "Net changes in prices and production costs" represents the present value of changes in prices and production costs multiplied by estimates of proved reserves as of the beginning of the year. The "accretion of discount" was computed by multiplying the ten percent discount factor by the standardized measure on a pretax basis as of the beginning of the year. The "Sales of oil and gas produced, net of production costs" are expressed in actual dollar amounts. "Revisions of previous quantity estimates" is expressed at year-end prices. The "Net change in income taxes" is computed as the change in present value of future income taxes.

                                         December 31,                  June 30,
                                                 1998                      1998
                                            (Unaudited)
Standardized measure -
  beginning of year                           401,950                         -
Sales of oil and gas produced, net of
  production costs                            (9,187)                         -
Purchase of minerals in place                       -                   401,950
Revisions of estimates of reserves
 provided in prior years:

Net changes in prices and production
 costs                                              -                         -
Sales of minerals in place                          -                         -

Extensions, discoveries and
   improved recovery                                -                         -

Accretion of discount                           4,020                         -
Net change in income taxes                          -                         -
Net increase (decrease)                       (5,167)                   401,950
Standardized measure -
         end of year                          396,783                   401,950

ALADDIN OIL CORPORATION
REVIEWED PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1998

The following unaudited consolidated pro forma combined balance sheet as of December 31, 1998, and the unaudited consolidated pro forma statements of income and cash flows for the year ending
December 31, 1998, give effect to the merger based on the historical financial statements of Buffalo and Old Aladdin and Subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the consolidated pro forma financial statements.

INDEX TO CONSOLIDATED PRO FORMA FINANCIAL
STATEMENTS

Balance Sheet as of December 31, 1998                                93

Statements of Income for the Year Ended                              96
         December 31, 1998

Notes to Pro Forma Financial Statements                              97

ALADDIN OIL CORPORATION
CONSOLIDATED PRO FORMA BALANCE SHEET
(UNAUDITED)
AS OF DECEMBER 31, 1998

                                            Aladdin Oil
                                            Historical
                                            Information                               Aladdin Oil
                                            as of                                       Pro Forma
                                            December                  Pro Forma          December
                                            31, 1998                Adjustments          31, 1998

ASSETS
Current Assets
  Cash and cash equivalents                    98,427                 1,159<F1>            99,586
  Accounts receivable                          15,936                         -            15,936

Total Current Assets                          114,363                     1,159           115,522

PROPERTY AND EQUIPMENT
  Oil and natural gas
         properties, net                      670,035                         -           670,035
  Equipment, net                               59,188                         -            59,188

Total Property and Equipment                  729,223                         -           729,223

OTHER ASSETS
  Start-up Costs                                  609                   500<F1>             1,109

TOTAL ASSETS                                  844,195                     1,659           845,854

<F1>  Adjustment to record the reverse acquisition of Buffalo's net assets as of
December 31, 1998.

ALADDIN OIL CORPORATION
CONSOLIDATED PRO FORMA BALANCE SHEET
(UNAUDITED)
AS OF DECEMBER 31, 1998

                                            Aladdin Oil
                                            Historical
                                            Information                               Aladdin Oil
                                            as of                                       Pro Forma
                                            December 31,              Pro Forma      December 31,
                                            1998                    Adjustments              1998
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                             32,784                   129<F1>            32,913
  Due to working interests                      5,491                         -             5,491
  Accrued dividends and interest               18,925                         -            18,925
  Other accrued liabilities                     4,199                         -             4,199

Total Current Liabilities                      61,399                       129            61,528

Convertible Debentures                        515,600                         -           515,600

Commitments and
  Contingencies                                     -                         -                 -

Total Liabilities                             576,999                       129           577,128

STOCKHOLDERS' EQUITY
 Convertible preferred stock,
 Series A, $.01 par value,
 4,000,000 shares
 authorized; 1,677,000
 shares issued and
 outstanding                                   16,770                         -            16,770
 Common stock, $.01 par value,
 20,000,000 shares authorized;
 3,718,320 shares issued and
 outstanding                                   37,183                12,150<F1>            41,244
                                                                    (8,089)<F2>
 Additional paid-in capital                 1,269,098                37,740<F1>         1,314,927
                                                                      8,089<F2>

  Accumulated earnings (deficit)          (1,055,855)              (48,360)<F1>       (1,014,215)

Total Stockholders' Equity                    267,196                     1,530           268,726

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                        844,195                     1,659           845,854


<F1>  Adjustment to record the reverse acquisition of Buffalo's net assets as of December 31, 1998.

<F2>  Adjustment to reflect 1:2 stock split of Buffalo shares, voluntary cancellation of 1,903,901 shares of outstanding Buffalo shares, and recapitalization of existing shares at a stated par value of $.01. The adjustment to reflect the cancellation of the 3,718,320 of Old Aladdin shares, $.01 par, and issuance of 3,718,320 Buffalo
("New Aladdin") shares on a 1 for 1 basis, par value $.01 has not been explicitly presented as the net effect is no change to equity.

/TABLE

ALADDIN OIL CORPORATION
CONSOLIDATED PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998
(UNAUDITED)

                                            Aladdin Oil
                                            Historical
                                            Information                               Aladdin Oil
                                            as of                                       Pro Forma
                                            December 31,              Pro Forma      December 31,
                                            1998                    Adjustments              1998
REVENUES
  Oil and gas                                  19,909                         -            19,909

COSTS AND EXPENSES
  Lease operating expense                      10,722                         -            10,722
  Officer's compensation                      117,851                         -           117,851
  General and administrative                  219,287                17,316<F1>           236,603
  Legal and professional                      165,158                20,514<F1>           185,672
  Marketing                                    14,482                   246<F1>            14,728
  Depreciation, depletion,
     and amortization                          40,612                   100<F1>            40,712
  Interest                                     82,710                         -            82,710

Total Costs and Expenses                      650,822                    38,176           688,998

NET INCOME (LOSS)                           (630,913)                  (38,176)         (669,089)

Net Loss Available to
 Common Shareholders                        (689,130)                  (38,176)         (727,306)
Basic EPS
  Loss per Share of Common Stock                (.21)                                     (.20)

Weighted Average Shares
  Outstanding                               3,359,160                                   3,718,320

<F1>  Adjustment to record the reverse acquisition of Buffalo's net assets as of
December 31, 1998.

ALADDIN OIL CORPORATION
NOTES TO CONSOLIDATED PRO FORMA FINANCIAL
STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998


NOTE 1 - BASIS OF PRESENTATION

The following unaudited consolidated pro forma combined balance sheet as of December 31, 1998, and the unaudited consolidated pro forma statements of income and cash flows for the year ending
December 31, 1998, give effect to the merger based on the historical financial statements of Buffalo and Old Aladdin and Subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the consolidated pro forma financial statements.

The shareholders of Buffalo Capital V, Ltd. ("Buffalo") intend to vote on the acquisition of Aladdin Oil Corporation ("Old Aladdin") by merger pursuant to the Agreement and Plan of Merger and Reorganization dated November 23, 1998 ("the Merger"). Buffalo, a Colorado Corporation, intends to merge with and into Old Aladdin, a Nevada Corporation, and the name of Buffalo Capital V, Ltd. is to be changed to Aladdin Oil Corporation ("New Aladdin"). In accordance with the Agreement and Plan of Merger and Reorganization, Buffalo will undergo a 1:2 reverse stock split to reduce the number of outstanding shares to 2,310,000. Additionally, Buffalo, including its officers, directors and affiliates, agreed to voluntarily surrender for cancellation a total of 1,903,901 of their remaining shares of common stock upon the approval of the Merger. After both processes are complete, Buffalo will have a total of 406,099 shares outstanding. Buffalo will then issue 3,718,320 shares of previously unissued common stock to the shareholders of Old Aladdin, as well as other securities: 1,677,000 of a new Series A Convertible Stock, 1,088,500 new class A Warrants, 1,688,500 new Class B Warrants, 417.6 Units, each of which consists of a 12% Convertible Debenture in the face amount of $1,000, 625 Class A Warrants and 625 Class B Warrants. Buffalo issued the aforementioned securities on a one-for-one basis to existing holders of like securities of Old Aladdin. For additional information regarding the Merger, see the Agreement and Plan of Merger and Reorganization included.

The unaudited pro forma combined balance sheets and statements of income assume the Merger was consummated on December 31, 1998.
The merger of Aladdin and Buffalo will be treated as a purchase by Aladdin of the net assets of Buffalo in exchange for stock. Consistent with accounting standards for reverse acquisitions, Aladdin is deemed the accounting Acquiror, and the merger is reported as a capital transaction rather than a business combination.

These unaudited financial statements should be read in conjunction with the notes thereto and with the historical consolidated financial statements and related notes thereto of Buffalo and Old Aladdin. The unaudited pro forma combined financial statements have been prepared based upon assumptions deemed appropriate by the management of Buffalo and Old Aladdin, and are for informational purposes only and are not necessarily indicative of the actual or future results of operations or financial condition that would have been achieved had the Merger occurred at the date assumed.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments reflect the adjustments necessary to report the merging of Buffalo and Old Capital as if the merger had been consummated on December 31, 1998.

(a) Adjustment to record the reverse acquisition of Buffalo's net assets as of December 31, 1998.

(b) Adjustment to reflect 1:2 stock split of Buffalo shares, voluntary cancellation of 1,903,901 shares of outstanding Buffalo shares, and recapitalization of existing shares at a stated par value of $.01. The adjustment to reflect the cancellation of the 3,718,320 of Old Aladdin shares, $.01 par, and issuance of 3,718,320 Buffalo
("New Aladdin") shares on a 1 for 1 basis, par value $.01 has not been explicitly presented as the net effect is no change to equity.

ALADDIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         The following discussion is intended to assist in the understanding of Old Aladdin's historical financial position and results of operations. Old Aladdin is an independent oil and gas company engaged in the development, production and acquisition of, and the exploration for, natural gas and oil. Old Aladdin owns working interest in 16 wells in Ohio, and sub surface pass through easements in several proven producing fields in the Los Angeles basin. Old
Aladdin was formed in January 1997, but did not conduct any business operations until July 1, 1997, when it acquired the oil and gas assets of the Murray Metzenbaum Trust. Since inception, Old Aladdin has been incurring operating losses, due in part to its stage of development, and the on-going process of implementing its business strategy. Old
Aladdin intends to grow through the acquisition of producing properties, wherein it can utilize its financial resources for further exploration to increase production volumes and cash flow. Old
Aladdin has completed one acquisition in Ohio, through the purchase of the oil and gas assets of Industrial International, Inc., effective June 30, 1998.

         The Selected Historical Financial Data for the period presented represent the revenues and direct operating expenses of the operations of Old Aladdin. For purposes of this discussion, Old Aladdin commenced operations in July of 1997, thereby the financial information presented represents its only year of operations.

         The future results of New Aladdin will depend on its ability to locate and develop additional natural gas and oil properties. Due to the nature of its business activities and the general risks relating to exploration for and production of natural gas and oil, including volatility of prices for natural gas and oil products, there can be no assurances that these efforts will be successful.

         Historically, the markets for natural gas and oil have been volatile and are likely to continue to be volatile in the future. Although the price of natural gas has recently declined, such decline has not had material adverse effects on Old Aladdin. However, lower oil and natural gas prices in the future may reduce the amount of New Aladdin's natural gas and oil reserves that are economical to produce and accordingly negatively impact New Aladdin's cash flow.

         On June 30, 1998, Old Aladdin entered into the Agreement with Buffalo Capital V, Ltd. Under the terms of the Agreement, Old Aladdin will merge into Buffalo in exchange for 3,718,320 shares of Common Stock, and Buffalo will change its name to Aladdin Oil Corporation ("New Aladdin").

RESULTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30,
1998

Revenues.

         All of Old Aladdin's activities for the year ended June 30, 1998 were based upon the establishment of the company, the acquisition of the oil and gas assets from the Metzenbaum Trust, and the formulation and execution of its business strategy. As a result, Old Aladdin recognized no revenues for the year ended June 1998.

General and administrative.

         For the year ended June 30, 1998, Old Aladdin incurred general and administrative expenses of $250,176. These expenses are the result of commencing operations, including the establishment of corporate offices, the retention of certain personnel, and the preparation of certain geological studies and reports. Old Aladdin also incurred legal and accounting expenses of $136,436 as a result of the formation of the Company, the acquisition of certain oil and gas assets, and the raising of initial seed capital. Management believes that these expenses will be reduced in 1999, based in part on lower legal and accounting activities. Finally, Old Aladdin incurred Officer's compensation expense of $136,601 representing the employment agreement executed with Ms. Meghan Robins, President and CEO of the company.

Depreciation, depletion, and amortization.

         Depreciation, depletion and amortization expenses equaled
$10,761 for the year ended June 30, 1998. The bulk of these expenses were related to equipment purchased by the company during the year. Management anticipates that depreciation, depletion and amortization expense will increase in fiscal 1999 as a result of the recent acquisition of certain producing properties.

Interest Expense.

         Interest expense of $114,484 was the result of the interest payable on the debentures sold by Old Aladdin to raise its initial seed capital. These debentures have since been converted into Series A Preferred stock, paying an annual dividend, which ceases on June 30, 1999. It is anticipated by management that interest and dividend expenses will increase for fiscal 1999 as a result of certain financing activities to be undertaken by the company.

Taxes.

         Old Aladdin paid no taxes in 1998, and anticipates that little or no taxes will be paid in 1999, with the exception of production taxes and the like associated with its oil and gas operations.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used by operating activities was ($596,762) for the year ended June 30, 1998. These losses resulted from expenses related to the formation of Old Aladdin and the initial expenses related to the establishment of corporate offices, the retention of personnel and the preparation of certain geological studies and reports.

         During the year ended June 30, 1998, Old Aladdin received net proceeds of $983,000 from the issuance of securities. These proceeds were utilized by the company to cover its net operating losses and to position the company to commence the acquisition of certain producing properties. As of June 30, 1998, Old Aladdin had working capital of $147,785.

         The company has held discussions with certain group(s) of investors to raise no less than $1,000,000 in fiscal 1999. The terms and conditions of such investment, if made, are yet to be determined by management.

         It is anticipated by management that as a result of this capital being raised, interest expenses will be approximately $120,000 in fiscal 1999. Management further believes that as a result of this capital commitment, the recent acquisition of certain producing properties, and the reduction in certain expenses related to the establishment of the company and its operations, these funds will provide sufficient working capital and liquidity through fiscal 1999.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED
DECEMBER 31, 1998

Revenues

         For the six months ended December 31, 1998, Old Aladdin recognized revenues from the sale of oil and natural gas of $19,909. The revenue is the result of the acquisition of certain producing properties in Ohio. For the period ended December 31, 1997, Old Aladdin had no revenues.

Lease Operating Expense

         Lease operating expenses for the period ended December 31, 1998 were $10,722 compared to no such expense in the period in 1997. Lease operating expenses directly correlate to the production of oil and natural gas, and the recognition of these expenses result from the revenues generated in the period.

General and administrative

         For the period ended December 31, 1998, general and administrative expenses decreased $36,613 or 21%. Old Aladdin has been able to recognize certain savings on general and administrative expenses, which resulted in the decrease in expenditures. In addition, in the period ended December 31, 1997, Old Aladdin had incurred certain one time expenses related to geological work and studies which it did not incur for the period in 1998. Officers compensation for the period was $25,000 compared to $43,750 for the same period in 1997, as a result from additional cost savings recognized by the company. However, legal and accounting expenses for the period ended
December 31, 1998, were $115,505 compared to $86,783 or an increase of $28,722. These expenses increased as a result of certain expenditures related to the proposed merger of Old Aladdin with Buffalo Capital V, Ltd. and the resulting requirements to comply with public reporting requirements.

Depreciation, depletion and amortization

Depreciation, depletion and amortization expenses equaled $35,232 for the period ended December 31, 1998. These figures represent a 554% increase over the same period ended December 31, 1997. The basis for the increase in these expenses is related to the production of oil and natural gas, resulting from the acquisition of 16 producing wells in Ohio effective June 30, 1998. Management anticipates that depreciation depletion and amortization expense should increase in fiscal 1999 as a result of the anticipated acquisitions of producing properties.

Interest expense

         Interest expense of $21,244 was the result of the interest payable on the debentures sold by Old Aladdin to raise additional capital. For the period ended December 31, 1997, interest expense equaled $53,019 representing a higher amount of debt being serviced by the Company.

Taxes

         Old Aladdin paid no taxes in 1998, and anticipates that little or no taxes will be paid in 1999, with the exception of production taxes and the like with its oil and gas operations.


LIQUIDITY AND CAPITAL RESOURCES

         Net cash provided by operating activities was ($260,319) for the period ended December 31, 1998. These losses resulted from expenses related to the formation of Old Aladdin, and the initial expenses related to the establishment of corporate offices, the retention of personnel and preparation of certain geological studies and reports. As of December 31, 1998, Old Aladdin had working capital of
$52,964.

         Management continues to hold discussions with various investor group(s) about continuing investment into the company. In addition, Old Aladdin continues to seek property acquisitions which could result in higher rates of oil and/or natural gas production, which could off-set some of the operating expenses being incurred. Management believes that it has sufficient financial resources to meet its current financial obligations.

Other Matters

         Old Aladdin has certain obligations based on federal, state and local laws relating to the protection of the environment. Costs of compliance through December 31, 1998, have not been material and currently Aladdin does not anticipate that such costs will become material in the near term.

         Inflation has not had a significant effect on Old Aladdin's financial condition or earnings since inception.

MARKET PRICE OF BUFFALO CAPITAL STOCK

         Buffalo Common Stock is currently approved for trading over the counter on the NASD Bulletin Board under the symbol "BUFH".
After completion of the proposed Merger, it is expected that the Common Stock of New Aladdin will continue to trade over the counter, but it is likely that the trading symbol will be changed to be consistent with the new name, Aladdin Oil Corporation. Although
Buffalo's Common Stock is approved for trading, no reported transactions have occurred, and as a result, there are no bid or ask prices to report. It is not anticipated that there will be a public market for either the Series A Preferred Stock or the Class A or Class B
Warrants of New Aladdin.

         There are currently approximately 60 holders of record of Buffalo Common Stock.

         Buffalo did not declare or pay any cash dividends on its Common Stock during the periods indicated.

MANAGEMENT OF NEW ALADDIN AFTER THE EFFECTIVE
DATE

         Upon closing under the terms of the Agreement, the Board of Directors of New Aladdin will consist of four persons, all four of whom currently serve as directors of Old Aladdin. The terms of office of the directors expire at the annual meeting of stockholders on an annual basis. The officers are elected by, and serve until their successors are elected by, the Board of Directors.

         Set forth below is certain information with respect to those individuals who will serve as members of the Board of Directors and executive officers of New Aladdin after consummation of the proposed
Merger:

Name                       Age              Position with the Company
Meghan R. Robins           50               Chairman of the Board, President
                                            Chief Executive Officer
Max P. Lammers             69               Vice President, Director
Haskell Robins             73               Director
Amy R. Montano             30               Director

         Meghan Robins is President and Founder of Old Aladdin, a
Nevada Corporation, which was incorporated January 17, 1997. Prior to this, Ms. Robins was employed (since June 1965) by Aladdin Oil, a California corporation established in February, 1953 (the predecessor to Aladdin Oil Corporation of Nevada). Ms. Robins' responsibilities included title research, landowner liaisons, coordination of recordation data and permit requirements and filings. Ms. Robins is a graduate of the University of Southern California and is the wife of Haskell
Robins.

         Mr. Max P. Lammers has served as a director of Old Aladdin since June of 1998 when Old Aladdin acquired substantially all of the oil and gas assets of Industrial International, Inc. Prior to this, Mr. Lammers was President and Chairman of Industrial International, Inc, from 1976 to June, 1998. Mr. Lammers continues to serve as President of Maxwell Capital Corporation a financial advisory and consulting firm which commenced operations in April of 1996. Prior to this, Mr. Lammers served as an account executive in the brokerage industry with Maxus Securities from January, 1996, to April, 1996, and with Robert Thomas Securities from April, 1995, to December,
1995. Mr. Lammers served as Vice President for the brokerage firm of A.T. Brod & Company from October 1, 1993, until March, 1995.

         Haskell Robins is President of H. Robins, Inc., a packaging distribution company he established in 1987 in Nevada. The company is a distributor of corrugated shipping containers and packaging supplies. It serves major national manufacturers and distribution centers across the commercial spectrum. Prior to establishing H. Robins, Inc., Mr. Robins was employed by Container Corporation of America from 1955 to 1987. Mr. Robins is a retired naval pilot. He joined the board of directors of Old Aladdin in July, 1998 and is the husband of Meghan Robins.

         Ms. Amy R. Montano has served as director of Old Aladdin since June of 1998. Since August, 1996, Ms. Montano has also served as the President of Investors Information Services, an investor relations firm headquartered in Irvine, California, which primarily services smaller oil and gas companies. Since July, 1996, Ms. Montano has also served as an Officer and Director of C. K. Cooper & Company an investment banking firm headquartered in Irvine, California, which focuses on smaller oil and gas companies. From April, 1995, to June, 1996, Ms. Montano served as Syndicate Manager for Brookstreet
Securities Corporation of Irvine, California. From August, 1992 to December, 1994, Ms. Montano served as Vice President - Syndicate &
Branch Operations for Montano Securities Corporation.

         Ms. Montano filed a personal bankruptcy petition in Orange County, California, in December, 1997, as a result of an award entered against her and several other parties in an NASD Arbitration Proceeding. After Montano Securities Corporation was sold, the Arbitration Proceeding was brought by certain shareholders of Montano Securities Corporation against Ms. Montano and 15 other defendants, and involved allegations of false advertising, mismanagement, misrepresentation and conversion of corporate funds. Although Ms. Montano was not an executive officer of Montano
Securities Corporation and had no operating discretion at the firm, she was found to be jointly and severally liable for the arbitration award. Any personal liability which Ms. Montano may have had in this matter was discharged as a result of her bankruptcy filing, and she has no further liability as a result of this occurrence.

Committees of the Board of Directors

         Upon consummation of the proposed Merger, New Aladdin will have no standing committees of the Board of Directors. However, following completion of the proposed Merger, it is anticipated that the Board will establish both a compensation committee and an audit committee. As of the date of this Information Statement, no committee members have been designated.

Compensation of Directors

General.

         For serving on New Aladdin's Board of Directors, each of the directors who are not also officers of the company, or its subsidiaries, will be paid $250 for each Board of Directors meeting attended. In addition, they will be entitled to reimbursement for their reasonable out-of-pocket expenses in connection with travel to and from meetings of the Board of Directors or committees thereof and to periodic grants of options to purchase Common Stock.

Executive Compensation

         As described above in "Business and Properties of Aladdin", Old Aladdin has three full time employees and several part-time staff people.

         Also from time to time Old Aladdin has engaged, and it is anticipated that New Aladdin will engage, independent consultants to provide evaluation work regarding geologic, engineering and environmental issues.

         Set forth below is certain information with respect to the compensation paid to Ms. Meghan Robins by Old Aladdin. Ms.
Robins is the Chairman of the Board of the Company and President and CEO. She will continue to serve in such positions after the consummation of the Merger.

Summary Compensation Table

LONG TERM COMPENSATION

Name and                  Awards            Payouts           All Other
Principal Position                          LTIP              Compensation
Meghan Robins             -                 -                          -
 Chief Executive Officer
  Bonus

ANNUAL COMPENSATION

Name and                                Year            Salary            Bonus              SARs
Principal
 Position                                ($)               ($)              (#)
Meghan Robins                           1997                 0                0                 -
 Chief Executive Officer                1998           120,000           16,601

Robins Employment Agreement

         Old Aladdin entered into the Robins Employment Agreement with Ms. Robins effective January 5, 1998 pursuant to which Ms.
Robins was employed as President and Chief Executive Officer of Old Aladdin and will be employed as President and Chief Executive
Officer of New Aladdin.  The employment contract signed by Ms.
Robins calls for a base salary of $120,000 in fiscal 1999, and requires that she devote her full-time attention to the affairs of New Aladdin following completion of the Merger. Her employment agreement has an initial term of five years and provides for a 10% per year increase in base salary throughout its term. After its initial five-year term, the Robins Employment Agreement will be subject to automatic one year renewals unless terminated by either party thereto.

Employment and Consulting Agreements

         In connection with the acquisition of the oil and gas assets of Industrial International, Inc., Old Aladdin entered into a two year management agreement with Mr. Max Lammers pursuant to which Mr.
Lammers will be employed as Vice President Appalachian Region for New Aladdin. Mr. Lammers will not devote his full-time attention to the affairs of New Aladdin and will not be compensated in the form of salary. Mr. Lammers will, however, be entitled to a monthly bonus equal to 25% of the net cash flow increase from any properties acquired or operated by New Aladdin in the Appalachian region. For purposes of calculating this monthly bonus, New Aladdin will establish a benchmark for net cash flow based upon production during the 30 days immediately prior to acquisition of any property by New Aladdin. The bonus amount payable to Mr. Lammers will be equal to 25% of the net cash flow received by New Aladdin each month in excess of the established benchmark.

         In addition, the Lammers Management Agreement will have an initial term of two years and will be subject to automatic one year renewals unless terminated by either party thereto.

Certain Relationships and Related Transactions

         In connection with its founding in January, 1997, Old Aladdin acquired all of the oil and gas assets of the Metzenbaum Trust (of which Meghan Robins is the trustee) in exchange for the issuance of 3,000,000 shares of Common Stock. The oil and gas assets acquired by Old Aladdin from the Metzenbaum Trust included royalty and working interests in wells and subsurface easements in areas of the Los Angeles basin. The subsurface easements cover a portion of the Salt Lake Field in Los Angeles, a well-known oil field which has been in production since the 1920's. For purposes of the acquisition transaction, the parties assigned a value of $1,500,000 to the oil and gas assets of the Metzenbaum Trust, and assigned a value of $0.50 per share to the 3,000,000 shares of Common Stock of Old Aladdin issued in exchange for such assets.

         The terms of the acquisition transaction were established by Meghan Robins acting both in her capacity as the trustee of the Metzenbaum Trust, and in her capacity as a shareholder, president and sole director of Old Aladdin. The valuations were not based upon independent appraisals and were not the result of arms length negotiation. However, to provide assistance in arriving at a fair valuation for the oil and gas assets of the Metzenbaum Trust, prior to completion of the acquisition transaction Ms. Robins commissioned two independent geologists to assess the merits of the subsurface easements owned by the Metzenbaum Trust and to compile background information relating to the Salt Lake Field, including both historical operating data and information regarding known productive hydrocarbon formations within the Salt Lake Field. The valuations which Ms. Robins ultimately assigned to these assets were based, in part, on the information and assessments provided by these independent geologists.

         Although a valuation of $1,500,000 was assigned to the oil and gas assets of the Metzenbaum Trust for acquisition purposes, for financial accounting purposes the transaction was required to be accounted for as an exchange between entities under common control.
As a result, on the books of Old Aladdin, the assets were recorded at the cost basis of the Metzenbaum Trust which was determined to be $
0. Subsequent capital expenditures incurred by Old Aladdin after the transaction have been capitalized, consistent with the successful efforts method of accounting, and are currently reported in oil and gas properties.

         Meghan Robins is the President and Chairman of the Board of Old Aladdin. She is married to Haskell Robins who is also a director and Corporate Secretary of Old Aladdin.

         In August, 1998, Old Aladdin retained Investors Information Services to act as investor relations consultant for Old Aladdin for a period of six months. The terms of the agreement include monthly compensation of $1,500 plus a non-refundable expense advancement of $1,500 upon engagement. The President of Investors Information Services is Amy R. Montano who also serves as a Director for Old Aladdin. Ms. Montano also is an officer of C. K. Cooper &
Company, financial advisor to Old Aladdin.

         In January, 1998, Old Aladdin formally retained C.K. Cooper
& Company, Inc., as financial advisor to assist in the creation and implementation of a strategic growth plan. As a result of advice obtained from C.K. Cooper & Company, Inc., through this relationship, Old Aladdin acquired the oil and gas assets of Industrial International, Inc., in June, 1998 and was introduced to Buffalo regarding the proposed Merger. C.K. Cooper & Company, Inc., is paid $3,000 per month by Old Aladdin, and may receive additional compensation based upon certain events taking place, including a fee of $10,000 should Old Aladdin merge into a reporting "public" company. Furthermore, C.K. Cooper & Company, Inc., has been granted warrants to purchase up to 600,000 shares of common stock of Old Aladdin for a period of up to 3 years. The exercise price on these warrants is $1.00 per share. The term of this engagement expires on June 30, 1999.

         On June 30, 1998, Old Aladdin entered into an agreement wherein it purchased the working interests and operating interests of Industrial International, including 16 natural gas wells in Ohio. The terms of this acquisition were negotiated at arms length and placed a total value of $500,000 on 100% of the working interests to be acquired. Old Aladdin issued a total of 419,219 shares of common stock with an inferred value of $1.00 per share to acquire the working interests of Industrial International. In connection with this acquisition, Old Aladdin also formed Aladdin International, Inc., a wholly-owned subsidiary as an acquisition company. When the acquisition was completed, Mr. Max Lammers was appointed to the Board of Directors of Old Aladdin with the intent that he would assist it in searching for additional producing property acquisitions.

         At the time of its acquisition of the working interests owned by Industrial International, Old Aladdin was a privately held company. Included in the acquisition agreement was the caveat that if Aladdin common stock did not become publicly quoted on or before June 30, 1999, Mr. Lammers would have the right to purchase all of the issued and outstanding shares of Aladdin International, Inc., for $1.00.

         The management of Old Aladdin believes that upon completion of the Merger the common stock of Aladdin will be publicly quoted, that it will have met the requirements of the agreement with Industrial International, and that the right of Mr. Lammers to purchase the shares of Aladdin International will thereby be extinguished. It is anticipated that shortly after completion of the Merger, Aladdin International will be merged into Aladdin Oil of Ohio, the wholly-owned operating subsidiary of New Aladdin, and will cease to exist.

         As of June 30, 1998 and December 31, 1998 Aladdin
International, Inc., had respectively, total assets of $401,950 and $381,286, stockholders equity of $401,950 and $381,286 and net income of $ 0 and $ (20,664).

OWNERSHIP OF CAPITAL STOCK

Ownership of the Capital Stock of the Company After the Effective
Date

         Buffalo currently has 4,620,000 shares of Common Stock issued and outstanding. As discussed above (See "Proposal I"), the number of issued and outstanding shares of Buffalo Common Stock must be reduced to 406,099 shares prior to consummation of the proposed Merger. Upon consummation of the proposed Merger, Buffalo will issue an additional 3,718,320 shares of its Common Stock to the existing holders of Old Aladdin Common Stock, on a one for one basis. The following table sets forth the amount of Common
Stock expected to be beneficially owned immediately after the closing of the Merger by (i) each person who is known to Old Aladdin who will own 5% or more of the outstanding shares of Common Stock of New Aladdin immediately after the closing, (ii) each person who will be a director or officer of New Aladdin immediately after the closing, and (iii) all directors and officers of New Aladdin as a group. Unless otherwise indicated, the information in the table is based upon the listed person's current ownership of Common Stock of Old Aladdin.

                                   Number of Shares           Percent of
Name of Beneficial Owner           Beneficially Owned         Class
Meghan R. Robins <F1>                       3,049,101         74%
Max P. Lammers <F2>                         419,219           10%
Haskell R. Robins <F3>                      -                 -
Amy R. Montano                              -                 -
Metzenbaum Trust <F1>                       3,000,000         73%
Directors and Executive
  Officers as a Group                       3,468,320         84%
Behrooz Sarafraz                            250,000           6%

<F1>  As to Meghan Robins includes 3,000,000 shares held by the
Metzenbaum Trust, a trust in which Ms. Robins serves as the sole trustee. As the trustee, Ms. Robins has sole discretion with respect to the disposition of assets held by the trust, including sole voting power with respect to the shares of Common Stock of New Aladdin owned by the trust. The assets of the trust are required to be distributed in 2004 at the time that Ms. Hilary Lord, the daughter of Meghan
Robins, reaches the age of 35. At that time, 10% of the assets of the trust are to be distributed to Ms. Lord, and the remaining 90% of the assets of the trust are to be distributed to Ms. Robins. As a result of the control of the Metzenbaum Trust by Ms. Meghan Robins, in her capacity as sole trustee, she is currently the beneficial owner of all of the shares of Common Stock owned by the trust. As a result of the control of the Metzenbaum Trust by Ms. Meghan Robins, it is very unlikely that there would be a change in control of New Aladdin.

<F2>  Includes 419,219 owned by Industrial International, Inc. of which Max P. Lammers serves as President and Chairman, and is the sole shareholder.

<F3>  Meghan Robins and Haskell Robins are husband and wife.

Ownership of Buffalo Capital Stock

         The following table reflects the current ownership of Buffalo Common Stock and the ownership of New Aladdin Common Stock following completion of the proposed Merger, by (i) persons or groups who are known to Buffalo to be the beneficial owners of more than 5% of the outstanding shares of Buffalo Common Stock, (ii) each director and (iii) all directors and executive officers as a group. The share ownership reflected in this table has been adjusted to take into effect the reduction in the number of shares of Buffalo to be issued and outstanding, as a result of completion of the proposed 1:2 reverse stock split, and the agreed-upon voluntary surrender of shares for cancellation by certain persons following approval of the proposed 1:2 reverse stock split. Buffalo believes that, except as noted, the stockholders listed below have sole investment and voting power with respect to Buffalo Common Stock beneficially owned by them.

                                   % of Class        % of Shares
                                   Beneficially      Prior to          Following
Name of Beneficial Owner           Owned             Merger              Merger
Grant Peck <F1, F2>                81,830            20.15%            1.98%
Dean Sessions <F1, F3>             81,830            20.15%            1.98%
Gary Joiner <F3>                   81,830            20.15%            1.98%
Mark DiSalvo <F4>                  75,000            18.47%            1.82%
All Officers and
 Directors as a Group
 (2 in number)                     163,660           40.30%            3.97%

<F1>  The person listed is an officer, a director, or both, of the
Company.

<F2>  Reflects ownership after completion of 1:2 reverse stock split and voluntary surrender for cancellation of 572,750 shares. Prior to completion of the 1:2 reverse stock split and the voluntary surrender of shares for cancellation, Mr. Peck was the owner of 1,308,800 shares of Buffalo common stock representing approximately 28.33% of its outstanding common stock.

<F3>  Reflects ownership after completion of 1:2 reverse stock split and voluntary surrender for cancellation of 572,970 shares. Prior to completion of the 1:2 reverse stock split and the voluntary surrender of shares for cancellation, Mr. Sessions and Mr. Joiner each owned 1,309,600 shares of Buffalo common stock representing approximately 28.35% of its outstanding common stock.

<F4>  Reflects ownership after completion of 1:2 reverse stock split and voluntary surrender for cancellation of 141,000 shares. Prior to completion of the 1:2 reverse stock split and the voluntary surrender of shares for cancellation, Mr. DiSalvo was the owner of 432,000 shares of Buffalo Common Stock, representing approximately 9.35% of its outstanding common stock.

DESCRIPTION OF NEW ALADDIN COMMON STOCK

         The authorized capital stock of New Aladdin upon completion of the Merger will consist of 20,000,000 shares of Common Stock, $0.01 par value, and 4,000,000 shares of Preferred Stock, $0.01 par value. The following description is a summary of the material terms of the capital stock of New Aladdin. For a complete description of the terms of the capital stock, reference is made to the Old Aladdin's Articles of Incorporation and Bylaws which are attached hereto as Appendix C.

Common Stock

         Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have the right to cumulate their votes in the election of directors. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of New Aladdin out of funds legally available therefor, subject to any dividend preferences of any outstanding shares of Preferred Stock. In the event of the liquidation, dissolution or winding up of New Aladdin, holders of Common Stock have the right to share ratably in any assets remaining after the satisfaction in full of the liabilities of New Aladdin and of all liquidation preferences on any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive or preferential rights to purchase or subscribe for any part of any additional securities or rights to convert their Common Stock into other securities and are not subject to future calls or assessments by the Company. All shares of Common Stock to be issued and outstanding following completion of the Merger and all shares of Common Stock which may be issued in the future upon conversion of the Series A Preferred Stock will be fully paid and nonassessable.

PREFERRED STOCK

Generally

         Under the Articles of Incorporation of New Aladdin, the Board of Directors is authorized, without further action by the stockholders, to issue up to 4,000,000 shares of Preferred Stock and to fix and determine the designations, series, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any such Preferred Stock issued from time to time. The issuance of any new series of Preferred Stock by New Aladdin could have the effect of delaying, deferring or preventing a change of control of New Aladdin.

Series A Convertible Preferred Stock.

         In conjunction with completion of the Merger, New Aladdin will issue 1,677,000 shares of Series A Convertible Preferred Stock in exchange for outstanding shares of Old Aladdin Preferred Stock. The terms and provisions of the Preferred Stock are substantially identical to those of the Old Aladdin Preferred. The Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions of assets upon the liquidation, dissolution or winding up of New Aladdin. No shares of Preferred Stock are outstanding as of the date hereof.

         Holders of shares of Preferred Stock will be entitled to receive, when as and if declared by the Board of Directors of the Company, out of any funds legally available therefor, cash dividends at the annual rate of 12%, or $0.09 per share, accruing without interest and cumulative from the date of first issuance, payable monthly.
Dividends and distributions (other than dividends payable solely in junior ranking capital stock) may not be declared, paid or set apart for payment or for purchase, redemption or other acquisition of shares of Common Stock or other junior ranking capital stock unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared, or funds have been set apart for payment.

         In the event of a voluntary or involuntary liquidation, dissolution or winding up of New Aladdin, holders of shares of Series
A Preferred Stock will be entitled to receive, out of the assets of New Aladdin legally available therefor, a sum equal to $0.75 per share of Preferred Stock, subject to adjustments for stock splits or combinations, plus all dividends, if any, accrued and unpaid to the distribution date.

         Holders of shares of Series A Preferred Stock will have no voting rights, except as required by law.

         The Holders of shares of Preferred stock will have the right, at the holder's option, to convert any or all such shares into Common
Stock at any time prior to redemption.  Each share of Series A
Preferred Stock will be convertible into shares of Common Stock at a conversion rate which is equal to the then liquidation preference of the shares of Series Preferred Stock, divided by the conversion price
(which is currently $0.75, but is subject to customary adjustments). Thus, as of the date hereof, the Series A Preferred Stock is convertible into shares of Common Stock on a one-for-one basis.

Transfer Agent:  The transfer agent for New Aladdin is:

Corporate Stock Transfer, Inc.
370 17th Street, Suite 2350
Denver, CO 80202

RIGHTS OF DISSENTING SHAREHOLDERS

         Under Colorado Law, dissenting shareholders of Buffalo will be entitled to dissenters' rights if the proposed Merger is consummated. Any shareholder who desires to exercise such dissenters' rights must strictly comply with the requirements of Article 113 of the Colorado Business Corporation Act; failure to so comply may result in the loss of such dissenters' rights. A copy of Article 113 is attached hereto as Appendix A, and shareholders are referred to Appendix A for a full statement of its provisions.

         In general, Article 113 requires a shareholder seeking to enforce dissenter's right to:

         (a) file with Buffalo, prior to the vote, a written statement that the shareholder intends to demand payment for his or her share if the Merger is effectuated:

         (b)      not vote in favor of the Merger; and

         (c) file with Buffalo, within 30 days after receipt of a notice from Buffalo stating that the Merger was approved by Buffalo's shareholders, a written notice to demand payment in compliance with
Article 113 and to deposit with the company the shareholder's certificate(s) representing shareholder's shares. After filing the demand payment notice, the shareholder will retain all the rights of a shareholder, except for the ability to transfer Shares, until the effective date of the Merger, upon which date all shareholders' rights as a shareholder shall terminate except only to receive the fair value of the shares.

         Upon receipt of the shareholders' notice, in the event that Buffalo and the shareholder do not agree on the fair market value of such shareholders' Common Stock, Buffalo or the Shareholder may institute a special court proceeding to determine the rights of the dissenting shareholder and to fix the fair value of shareholder's shares of the Common Stock.

         A vote against the Merger will not satisfy the notice requirement under Colorado Law. Any shareholder wishing to enforce his rights under Article 113 must file a separate notice of election to exercise dissenter's rights, in the manner and within the time frames, specified in Article 113. All such notices may be sent to the Company at 7331 S. Meadow Court, Boulder, Colorado 80301.

         FAILURE TO COMPLY WITH ANY OF THE
PROCEDURAL REQUIREMENTS OF ARTICLE 113 MAY
RESULT IN A TERMINATION OR WAIVER OF DISSENTERS'
RIGHTS UNDER ARTICLE 113.

OTHER MATTERS

         Buffalo is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Special Meeting.

SHAREHOLDER PROPOSALS

         New Aladdin has not determined when it plans to hold its annual meeting each year. As soon as that determination is made, it will notify shareholders and advise them of the deadline for submitting shareholder proposals to be considered at the next annual meeting.

By Order of the Board of Directors

Grant W. Peck
Chairman of the Board
Boulder, Colorado
April 30, 1999.
APPENDIX D - ALADDIN OIL CORPORATION

AUDIT OF HISTORICAL OIL AND GAS
REVENUES AND DIRECT OPERATING EXPENSES
OF THE INDUSTRIAL INTERNATIONAL, INC. PROPERTIES

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF THE ACQUIRED PROPERTY:                     PAGE

Independent Auditor's Report                                        121

Statement of Historical Oil and Gas Revenues                        122
 and Direct Operating Expenses
 for the Period from Inception to June 30, 1997
 and for the Year Ended June 30, 1998

Notes to Statement of Historical Oil and Gas                        123
 Revenues and Direct Operating Expenses

Supplementary Financial Information for Oil                         124
 and Gas Producing Activities (Unaudited)

PRO FORMA FINANCIAL INFORMATION:

Pro Forma Consolidated Balance Sheet of                             130
 Aladdin Oil Corporation as of June 30, 1998
 - Unaudited

Pro Forma Consolidated Statement of Operations                      133
 of Aladdin Oil Corporation for the Year Ended
 June 30, 1998 - Unaudited

Notes to Consolidated Pro Forma Financial Statements                135
/TABLE

INDEPENDENT AUDITOR'S REPORT
The Board of Directors - Aladdin Oil Corporation

We have audited the accompanying statement of historical oil and gas revenues and direct operating expenses of the oil and gas properties (the "Acquisition properties") of Industrial International, Inc. for the period from inception to June 30, 1997 and for the year ended June
30, 1998, acquired by Aladdin Oil Corporation. This financial statement is the responsibility of Aladdin Oil Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit of the statements of revenues and direct operating expenses includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit of statements of revenues and direct operating expenses also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statement of revenues and direct operating expenses provides a reasonable basis for our opinion.

The accompanying statement was prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain
SEC regulatory reports and filings and are not intended to be a complete presentation of the revenues and direct operating expenses of the acquisition properties.

In our opinion, the statement of historical oil and gas revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the acquisition properties described in Note 1 for the period from inception to June 30, 1997 and for the year ended June 30, 1998, in conformity with generally accepted accounting principles.
BROWN ARMSTRONG RANDALL REYES PAULDEN &
McCOWN ACCOUNTANCY CORPORATION
Bakersfield, California

February 18, 1999


THE INDUSTRIAL INTERNATIONAL, INC. PROPERTIES
STATEMENT OF HISTORICAL OIL AND GAS
REVENUES AND DIRECT OPERATING EXPENSES
FOR THE PERIOD FROM INCEPTION TO JUNE 30, 1997 AND
FOR THE YEAR ENDED JUNE 30, 1998

                                                                                      Period from
                                                             Year Ended              Inception to
                                                          June 30, 1998             June 30, 1997
Revenue
 Oil                                                             13,587                         -
 Gas Sales                                                       42,091                     8,779
   Total Revenues                                                55,678                     8,779

Direct Operating Expenses
 Well operations                                                 34,905                    16,251
 Royalties                                                       10,565                     2,196
 Taxes                                                              576                        90

  Total Direct Operating Expenses                                46,046                    18,537

Excess (deficiency) of revenues over
  direct operating expenses                                       9,632                   (9,758)

See accompanying notes to statement of revenues and direct operating expenses.
THE INDUSTRIAL INTERNATIONAL, INC. PROPERTIES
NOTES TO STATEMENT OF HISTORICAL OIL AND GAS
REVENUES AND DIRECT OPERATING EXPENSES FOR THE
PERIOD FROM INCEPTION TO JUNE 30, 1997 AND FOR THE
YEAR ENDED JUNE 30, 1998

NOTE 1 -  BASIS OF PRESENTATION

The accompanying financial statement presents the historical oil and gas revenues and direct operating expenses of Industrial International, Inc.'s (I.I.I.) interests in 16 natural gas wells (the "Acquisition Properties") for the period from inception to June 30, 1997 and for the year ended June 30, 1998. These properties were purchased by Aladdin Oil Corporation ("Aladdin") effective June 30, 1998 for $401,950. The properties consist of working interests in 16 natural gas wells in Morgan County and Muskingham County, Ohio.

The accompanying statement of historical oil and gas revenues and direct operating expenses of the properties does not include general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes since historical expenses of this nature incurred by I.I.I. are not necessarily indicative of the costs to be incurred by Aladdin.

Revenues and direct operating expenses, as set forth in this financial statement, include oil and gas revenues and associated direct operating expenses related to the net working interest in the acquisition properties. Each owner recognizes revenue and expenses based on its proportionate share of the related production and costs. Expenses include labor, repairs and maintenance, fuel consumed and supplies utilized to operate and maintain the wells and related equipment and facilities, royalties, production taxes and ad valorem taxes.

Historical financial information reflecting financial position, results of operations, and cash flows of the properties is not presented because the purchase price was assigned to the oil and gas property interests and related equipment acquired. Other assets acquired and liabilities assumed were not material. Development and exploration expenditures related to these properties were insignificant in the relevant period. Accordingly, the historical statement of revenues and direct operating expenses of I.I.I. interest in the acquisition properties is represented in lieu of the financial statements required under Item 3-05 of Securities and Exchange Commission Regulations S-X.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Supplementary Financial Information for Oil and Gas Producing
Activities (Unaudited)

The following reserve estimates present Aladdin's estimate of the proved oil and gas reserves and net cash flow of the properties represent interests solely in the United States. Aladdin emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. The estimates have been prepared by I.I.I.'s petroleum reservoir engineers.

Proved reserve estimates

Oil and gas proved reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as extensive engineering judgement. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define that extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir's producing life. Revisions to reserves are based on engineering analysis of individual reservoirs at the field level.

Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. For major revisions, extensions and discoveries, proved reserves must also be recoverable under future prices and costs forecasted by Aladdin.
Proved developed reserves are those reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are those reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Net proved reserves represent the estimated recoverable volumes after deducting from gross reserves the portion due land owners or others are royalty or operating interests.

The following estimates of proved oil and gas reserves, both developed and undeveloped, represent interests owned by the Company located solely in the United States. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably certain to be recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells, with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

Disclosures of oil and gas reserves which follow are based on estimates prepared by independent engineering consultants for the year ended June 30, 1998. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. These estimates do not include probable or possible reserves.

These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC). Because of unpredictable variances in expenses and capital forecasts, crude oil price changes, largely influenced and controlled by U.S. and foreign government actions, and the fact that the bases for such estimates vary significantly, management believes the usefulness of these projections is limited. In any case, many factors such as unanticipated technical problems or changes in prices or costs or errors in sound technical judgement made on the best information available may cause actual production to any significantly from estimated reserves.

It should be recognized that applying current costs and prices and a ten percent standard discount rate does not convey absolute value. The discounted amounts arrived at are only one measure of the value of proved reserves.

Net proved reserves represent the estimated recoverable volumes after deducting from gross proved reserves the portion due land owners or others as royalty or operating interests.

Estimated quantities of net proved oil and natural gas reserves and of changes in net quantities of proved developed reserves proved undeveloped are not material. Proved developed approximate total proved for each of the periods indicated were as follows:

                                                           Oil                       Gas
                                                        (bbls)                     (mcf)
Proved reserves:
  Balance at June 30, 1996                                   -                         -
  Purchases of minerals in place                         6,447                   303,772
  Production                                                 -                   (3,611)
  Balance at June 30, 1997                               6,447                   300,161
  Production                                             (941)                  (19,290)
Balance at June 30, 1998                                 5,506                   280,871

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No.
69. As prescribed by this statement, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, but they do provide a common benchmark which may enhance the users' ability to project future cash flows.

Extensive judgements are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of these fields. Therefore, the results may not be comparable to estimates disclosed by other oil and gas producers.

The standardized measure of discounted future net cash flows related to proved oil and gas reserves at June 30, was as follows:

                                                          1998                      1997
Future cash flows                                      941,725                   414,125
Future production and
         development costs                             353,922                   155,638
Future net cash inflows                                587,803                   258,487
10% annual discount for
         estimated timing of
         cash flows                                    185,853                    81,729
Standardized Measure
         (before income taxes) of
         discounted future net
         cash flows                                    401,950                   176,758
/TABLE

The standardized measure of discounted future net cash flows is based on the following oil and gas prices at June 30,:

Oil (per Bbl.)                   18.00                      18.00
Gas (per Mcf)                     3.00                       3.00

Crude oil and natural gas price realizations for the Aladdin properties at June 30, 1998 were $9.00 per Bbl and $2.00 per Mcf, respectively.

The aggregate change in standardized measure of discounted future net cash flows was a decrease of $233,941 in 1998, an increase of $168,009 in 1997. The principal sources of change for the years ended June 30, were as follows (in thousands):

                                                          1998                      1997
Standardized Measure,
         beginning of year                             176,758                         -
 Sales and transfers of oil and
 gas produced, net of production
 costs                                                 (9,632)                     9,758

Purchases of reserves in place                               -                   167,000
Revisions of previous reserve estimates                218,024                         -
Accretion of discount                                   16,800                         -
Standardized Measure, end of year                      401,950                   176,758
/TABLE

PRO FORMA FINANCIAL INFORMATION
ALADDIN OIL CORPORATION

The following Pro Forma Financial Information has been prepared assuming that Aladdin acquired working interests in the 16 natural gas wells in Ohio on July 1, 1997.

PRO FORMA FINANCIAL INFORMATION
ALADDIN OIL CORPORATION
CONSOLIDATED PRO FORMA BALANCE SHEET
(UNAUDITED)
AS OF JUNE 30, 1998

                                                As of                                   Pro Forma
                                             June 30,                                       as of
                                                 1998                 Pro Forma          June 30,
                                              Aladdin               Adjustments              1998
ASSETS
Current Assets
  Cash and cash equivalents                   160,363                 9,632<F1>           169,995

PROPERTY AND EQUIPMENT
  Oil and natural gas properties,
  net                                         699,886              (29,851)<F2>           670,035
  Equipment, net                               64,569                         -            64,569
Total Property and Equipment                  764,455                  (29,851)           734,604

OTHER ASSETS
  Start-up Costs                                  609                         -               609
TOTAL ASSETS                                  925,427                  (20,219)           905,208

<F1>  To record cash receipts, gross revenues, and direct operating expenses of the acquired properties for well operations for the year ended June 30, 1998.
<F2>  To adjust depreciation, depletion, and amortization amounts on a historical basis to amounts that would have been recorded if the property had been included in the financial statements effective July 1, 1997.

/TABLE

ALADDIN OIL CORPORATION
CONSOLIDATED PRO FORMA BALANCE SHEET
(UNAUDITED)
AS OF JUNE 30, 1998

                                                As of                                   Pro Forma
                                             June 30,                                       as of
                                                 1998                 Pro Forma          June 30,
                                              Aladdin               Adjustments              1998
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accrued interest payable                     12,578                         -            12,578

Convertible Debentures                        148,000                         -           148,000

Commitments and
  Contingencies                                     -                         -                 -

Total Liabilities                             160,578                         -           160,578

STOCKHOLDERS' EQUITY

Convertible preferred stock,
Series A, $.01 par value,
4,000,000 shares authorized;
1,677,000 shares issued and
outstanding                                    16,770                         -            16,770

Common stock, $.01 par value,
20,000,000 shares authorized;
3,718,320 shares issued and
outstanding                                    37,183                         -            37,183
Additional paid-in capital                  1,380,098                         -         1,380,098

Accumulated earnings
 (deficit)                                  (669,202)          (20,219)<F1><F2>         (689,421)

Total Stockholders' Equity                    764,849                  (20,219)           744,630

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                          925,427                  (20,219)           905,208

<F1>  To record cash receipts, gross revenues, and direct operating expenses of the acquired properties for well operations for the year ended June 30, 1998.
<F2>  To adjust depreciation, depletion, and amortization amounts on a historical basis to amounts that would have been recorded if the property had been included in the financial statements effective July 1, 1997.

ALADDIN OIL CORPORATION
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1998  (UNAUDITED)

                                   For the Year Ended                                   Pro Forma
                                             June 30,                                       As of
                                                 1998                 Pro Forma          June 30,
                                              Aladdin               Adjustments              1998

REVENUES
  Oil and gas                                       -                55,678<F1>            55,678
  Interest and other                                -                         -                 -
Total Revenues                                      -                    55,678            55,678

COSTS AND EXPENSES
  Oil and natural gas operating                     -                46,046<F1>            46,046
  Depletion and depreciation                   10,761                29,851<F2>            40,612
  General and administrative                  250,176                         -           250,176
  Officer's compensation                      136,601                         -           136,601
  Interest                                    114,484                         -           114,484
  Legal and accounting                        136,436                         -           136,436
  Marketing                                    20,744                         -            20,744

Total Costs and Expenses                      669,202                    75,897           745,099


INCOME (LOSS) BEFORE
INCOME TAXES                                (669,202)                  (20,219)         (689,421)

NET TAX EXPENSE (BENEFIT)                           -                         -                 -

NET INCOME (LOSS)                           (669,202)                  (20,219)         (689,421)


NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS

NET INCOME (LOSS) PER SHARE
         Basic                              (.23)                      (.01)            (.23)
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES
    Outstanding                             3,001,968                 3,001,968         3,001,968

<F1>  To record cash receipts, gross revenues, and direct operating expenses of the acquired properties for well operations for the year ended June 30, 1998.
<F2>  To adjust depreciation, depletion, and amortization amounts on a historical basis to amounts that would have been recorded if the property had been included in the financial statements effective July 1, 1997.

/TABLE

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA
FINANCIAL STATEMENTS
FOR THE PERIOD ENDED JUNE 30, 1998


NOTE 1 -  BASIS OF PRESENTATION

Effective June 30, 1998, Aladdin Oil Corporation (the "Company"), through its wholly owned subsidiary, Aladdin International, Inc., acquired certain working interests in 16 natural gas wells located in Morgan and Muskingham Counties, Ohio (the "acquisition properties") from Industrial International, Inc. in exchange for 419,219 shares of the Company's common stock.

The acquired properties consist an approximate 83% working interest in 16 natural gas wells with approximately 12 of the wells currently producing at the aggregate daily rates of approximately 1 barrel of oil and 53 million cubic feet of gas. The Company is the field operator, and the remaining working interests in the properties are owned by various third parties.

The consolidated pro forma balance sheet at June 30, 1998 and the related consolidated proforma statement of operations for the year ended June 30, 1998 have been prepared assuming that the Property
Acquisition was consummated on July 1, 1997.

The preparation of the combined pro forma financial statements is based on certain adjustments to the historical consolidated financial statements of the Company and the historical consolidated statements of revenues and direct operating expenses of the property and are not necessarily indicative of the financial position or results of operations had the above described property acquisition occurred on the assumed date. These consolidated pro forma financial statements should be read in conjunction with the financial statements of the property and of the Company contained in this proxy.

NOTE 2 -  PRO FORMA ADJUSTMENTS

Pro forma entries necessary to adjust the historical consolidated financial statements are as follows:

(a) To record cash receipts, gross revenues, and direct operating expenses of the acquired properties for well operations for the year ended June 30, 1998.

(b) To adjust depreciation, depletion, and amortization amounts on a historical basis to amounts that would have been recorded if the property had been included in the financial statements effective July 1, 1997.

NOTE 3 -  PRO FORMA COMBINED SUPPLEMENTARY OIL
AND GAS AND STANDARDIZED MEASURE INFORMATION

Pro forma supplemental disclosure of oil and gas information has not been provided because the Company, prior to the acquisition at June 30, 1998, held no other interest in proved oil and gas properties.

As such, the results of any analysis would be identical to the historical supplemental disclosures provided for the acquired properties herein.